================================================================================
                                                                     Exhibit 4.1






                            WAM!NET INC., as Issuer,

                                       and

                  FIRST TRUST NATIONAL ASSOCIATION, as Trustee

                      ------------------------------------

                                    INDENTURE

                            Dated as of March 5, 1998

                      ------------------------------------


                                  $208,530,000

                13 1/4% Senior Discount Notes due 2005, Series A

                 13 1/4 Senior Discount Notes due 2005, Series B






================================================================================

           Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of March 5, 1998



TRUST INDENTURE                                         INDENTURE
 ACT SECTION                                             SECTION
---------------                                         ---------
ss. 310  (a) (1)  ...................................... 6.09
         (a) (2)  ...................................... 6.09
         (a) (3)  ...................................... Not Applicable
         (a) (4)  ...................................... 6.05
         (b)      ...................................... 6.05, 6.08
                                                         6.10
ss. 311  (a)      ...................................... 6.07
         (b)      ...................................... 6.07
         (c)      ...................................... Not Applicable
ss. 312  (a)      ...................................... 3.05, 7.01
         (b)      ...................................... 7.02
         (c)      ...................................... 7.02
ss. 313  (a)      ...................................... 7.03
         (b)      ...................................... 7.03
         (c)      ...................................... 7.03
         (d)      ...................................... 7.03
ss. 314  (a)      ...................................... 10.09
         (b)      ...................................... Not Applicable
         (c) (1)  ......................................  1.04, 4.04(10), 10.21,
                                                         12.01, 13.03, 13.04
         (c) (2)  ......................................  1.04, 4.04(10), 10.21,
                                                         12.01, 13.03, 13.04
         (c) (3)  ......................................  Not Applicable
         (d)      ...................................... Not Applicable
         (e)      ...................................... 1.04
ss. 315  (a)      ...................................... 6.01(a)
         (b)      ...................................... 6.02
         (c)      ...................................... 6.01(b)

         (d)      ......................................  6.01(c)
         (e)      ......................................  5.14
ss. 316  (a)  (last sentence)...........................  3.14
         (a) (1) (A)....................................  5.12
         (a) (1) (B)....................................  5.13
         (a) (2)  ......................................  Not Applicable
         (b)      ......................................  5.08

         (c)      ......................................  Not Applicable
ss. 317  (a) (1)  ......................................  5.03
         (a) (2)  ......................................  5.04
         (b)      ......................................  10.03
ss. 318  (a)      ......................................  1.08

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

RECITALS .................................................................... 1

                                   ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01.  Definitions...................................................  1
Section 1.02.  Other Definitions............................................. 25
Section 1.03.  Rules of Construction......................................... 26
Section 1.04.  Form of Documents Delivered to Trustee........................ 27
Section 1.05.  Acts of Holders............................................... 27
Section 1.06.  Notices, etc., to the Trustee, the Company and the Subsidiary
                 Guarantors.................................................. 28
Section 1.07.  Notice to Holders; Waiver..................................... 28
Section 1.08.  Conflict with Trust Indenture Act............................. 29
Section 1.09.  Effect of Headings and Table of Contents...................... 29
Section 1.10.  Successors and Assigns........................................ 29
Section 1.11.  Separability Clause........................................... 29
Section 1.12.  Benefits of Indenture......................................... 30
Section 1.13.  GOVERNING LAW................................................. 30
Section 1.14.  No Recourse Against Others.................................... 30
Section 1.15.  Independence of Covenants..................................... 30
Section 1.16.  Exhibits...................................................... 30
Section 1.17.  Counterparts.................................................. 30
Section 1.18.  Duplicate Originals........................................... 30

                                   ARTICLE TWO

FORM OF NOTES; FORM OF NOTATION OF SUBSIDIARY GUARANTEES
Section 2.01.  Form and Dating............................................... 31

                                  ARTICLE THREE

THE NOTES AND THE SUBSIDIARY GUARANTEES
Section 3.01.  Title and Terms............................................... 31
Section 3.02.  Registrar and Paying Agent.................................... 32
Section 3.03.  Execution and Authentication.................................. 32
Section 3.04.  Temporary Notes............................................... 34

Section 3.05.  Transfer and Exchange......................................... 34
Section 3.06.  Mutilated, Destroyed, Lost and Stolen Notes................... 35
Section 3.07.  Payment of Interest; Interest Rights Preserved................ 36
Section 3.08.  Persons Deemed Owners......................................... 37
Section 3.09.  Cancellation.................................................. 37
Section 3.10.  Computation of Interest....................................... 38
Section 3.11.  Legal Holidays................................................ 38
Section 3.12.  CUSIP and CINS Numbers........................................ 38
Section 3.13.  Paying Agent To Hold Money in Trust........................... 38
Section 3.14.  Treasury Notes................................................ 39
Section 3.15.  Deposits of Monies............................................ 39
Section 3.16.  Book-Entry Provisions for Global Notes........................ 39
Section 3.17.  Special Transfer Provisions................................... 40
Section 3.18.  Component of Unit............................................. 43

                                  ARTICLE FOUR

DEFEASANCE OR COVENANT DEFEASANCE
Section 4.01.  Company's Option To Effect Defeasance or Covenant Defeasance.. 44
Section 4.02.  Defeasance and Discharge...................................... 44
Section 4.03.  Covenant Defeasance........................................... 44
Section 4.04.  Conditions to Defeasance or Covenant Defeasance.     ......... 45
Section 4.05.  Deposited Money and U.S. Government Obligations To Be Held in
                 Trust; Other Miscellaneous Provisions....................... 47
Section 4.06.  Reinstatement................................................. 47

                                  ARTICLE FIVE

REMEDIES
Section 5.01.  Events of Default............................................. 48
Section 5.02.  Acceleration of Maturity Rescission and Annulment............. 50
Section 5.03.  Collection of Indebtedness and Suits for Enforcement
                 by Trustee.................................................. 50
Section 5.04.  Trustee May File Proofs of Claims............................. 51
Section 5.05.  Trustee May Enforce Claims Without Possession of Notes........ 52
Section 5.06.  Application of Money Collected................................ 52
Section 5.07.  Limitation on Suits........................................... 53
Section 5.08.  Unconditional Right of Holders To Receive Principal, Premium
               and Interest.................................................. 53
Section 5.09.  Restoration of Rights and Remedies............................ 54
Section 5.10.  Rights and Remedies Cumulative................................ 54
Section 5.11.  Delay or Omission Not Waiver.................................. 54
Section 5.12.  Control by Majority........................................... 54
Section 5.13.  Waiver of Past Defaults....................................... 55

Section 5.14.  Undertaking for Costs......................................... 55
Section 5.15.  Waiver of Stay, Extension or Usury Laws....................... 55
Section 5.16.  Unconditional Right of Holders To Receive Payment............. 56

                                   ARTICLE SIX

THE TRUSTEE
Section 6.01.  Certain Duties and Responsibilities........................... 56
Section 6.02.  Notice of Defaults............................................ 57
Section 6.03.  Certain Rights of Trustee..................................... 57
Section 6.04.  Trustee Not Responsible for Recitals, Dispositions of Notes
                 or Application of Proceeds Thereof.......................... 58
Section 6.05.  Trustee and Agents May Hold Notes; Collections; Etc........... 59
Section 6.06.  Money Held in Trust........................................... 59
Section 6.07.  Compensation and Indemnification of Trustee and Its
                 Prior Claim................................................. 59
Section 6.08.  Conflicting Interests......................................... 60
Section 6.09.  Corporate Trustee Required; Eligibility....................... 60
Section 6.10.  Resignation and Removal; Appointment of Successor Trustee..... 60
Section 6.11.  Acceptance of Appointment by Successor........................ 62
Section 6.12.  Merger, Conversion, Amalgamation, Consolidation or
                 Succession to Business...................................... 62

                                  ARTICLE SEVEN

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 7.01.  Preservation of Information; Company To Furnish Trustee Names
                 and Addresses of Holders.................................... 63
Section 7.02.  Communications of Holders..................................... 63
Section 7.03.  Reports by Trustee............................................ 64

                                  ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.
Section 8.01.  Company May Consolidate, etc., Only on Certain Terms.......... 64
Section 8.02.  Successor Substituted......................................... 65

                                  ARTICLE NINE

SUPPLEMENTAL INDENTURES AND WAIVERS
Section 9.01.  Supplemental Indentures, Agreements and Waivers Without
                 Consent of Holders.......................................... 65
Section 9.02.  Supplemental Indentures, Agreements and Waivers with Consent of Holders. ................................................ 66

Section 9.03.  Execution of Supplemental Indentures, Agreements and Waivers.. 67
Section 9.04.  Effect of Supplemental Indentures............................. 68
Section 9.05.  Conformity with Trust Indenture Act........................... 68
Section 9.06.  Reference in Notes to Supplemental Indentures................. 68
Section 9.07.  Record Date................................................... 68
Section 9.08.  Revocation and Effect of Consents.............................69

                                   ARTICLE TEN

COVENANTS
Section 10.01. Payment of Principal, Premium and Interest.................... 69
Section 10.02. Maintenance of Office or Agency............................... 69
Section 10.03. Money for Note Payments To Be Held in Trust................... 70
Section 10.04. Corporate Existence........................................... 71
Section 10.05. Payment of Taxes and Other Claims............................. 71
Section 10.06. Maintenance of Properties..................................... 72
Section 10.07. Insurance..................................................... 72
Section 10.08. Books and Records............................................. 72
Section 10.09. Provision of SEC Reports...................................... 72
Section 10.10. Change of Control............................................. 73
Section 10.11. Limitation on Additional Indebtedness......................... 75
Section 10.12. Statement by Officers as to Default........................... 76
Section 10.13. Limitation on Restricted Payments............................. 76
Section 10.14. Limitation on Transactions with Affiliates.................... 79
Section 10.15. Disposition of Proceeds of Asset Sales........................ 80
Section 10.16. Limitation on Liens Securing Certain Indebtedness............. 84
Section 10.17. Limitations on Status as Investment Company................... 84
Section 10.18. Limitation on Issuances and Sales of Capital Stock of
                 Restricted Subsidiaries..................................... 84
Section 10.19. Limitation on Dividends and Other Payment Restrictions
                 Affecting Restricted Subsidiaries........................... 85
Section 10.20. Limitation on Designations of Unrestricted Subsidiaries....... 85
Section 10.21. Compliance Certificates and Opinions.......................... 86
Section 10.22. Issuance of Guarantees by Material Restricted Subsidiaries;
                 Limitation on Guarantees by Other Restricted Subsidiaries... 87
Section 10.23. Registration Rights........................................... 88
Section 10.24. Warrant Agreement............................................. 89

                                 ARTICLE ELEVEN

SATISFACTION AND DISCHARGE
Section 11.01. Satisfaction and Discharge of Indenture....................... 89
Section 11.02. Application of Trust Money.................................... 90

                                 ARTICLE TWELVE

REDEMPTION
Section 12.01. Notices to the Trustee........................................ 91
Section 12.02. Selection of Notes To Be Redeemed............................. 91
Section 12.03. Notice of Redemption.......................................... 91
Section 12.04. Effect of Notice of Redemption................................ 92
Section 12.05. Deposit of Redemption Price................................... 92
Section 12.06. Notes Redeemed or Purchased in Part........................... 93

                                ARTICLE THIRTEEN

SUBSIDIARY GUARANTEES
Section 13.01. Unconditional Guarantee....................................... 93
Section 13.02. Limitation of Liability....................................... 95
Section 13.03. Subsidiary Guarantors May Consolidate, etc., on
                 Certain Terms............................................... 95
Section 13.04. Release of a Subsidiary Guarantor............................. 96
Section 13.05. Successor and Assigns......................................... 97
Section 13.06. No Waiver. ................................................... 97
Section 13.07. Modification. ................................................ 97
Section 13.08. Severability.................................................. 97


EXHIBIT A-1 - Form of WAM!NET Inc.13 1/4% Senior Discount Notes due 2005,
                Series A
EXHIBIT A-2 - Form of WAM!NET Inc.13 1/4% Senior Discount Notes due 2005,
                Series B
EXHIBIT B   - Form of Notation on Notes Relating to Subsidiary Guarantees
EXHIBIT C   - Form of Legend for Book-Entry Securities
EXHIBIT D   - Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
EXHIBIT E   - Form of Certificate To Be Delivered in Connection with Transfers
                Pursuant to Regulation S
EXHIBIT F   - Form of Supplemental Indenture
EXHIBIT G   - Form of Registration Rights Agreement
EXHIBIT H   - Form of Warrant Agreement

                                    INDENTURE

     INDENTURE, dated as of March 5, 1998, between WAM!NET INC., a corporation incorporated under the laws of the State of Minnesota, as issuer (the "Company"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking corporation, as trustee (the "Trustee").


                                    RECITALS

     The Company has duly authorized the creation of an issue of (i) 13 1/4% Senior Discount Notes due 2005, Series A, and (ii) 13 1/4% Senior Discount Notes due 2005, Series B, to be issued in exchange for the 13 1/4% Senior Discount Notes due 2005, Series A, pursuant to the Registration Rights Agreement (the "Notes"; such term to include the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, if any, treated as a single class of securities under this Indenture), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary have been done to make the Notes, when executed by the Company, and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Notes, as follows:


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01. DEFINITIONS.

     "Accreted Value" means, as of any date (the "Specified Date"), with respect to each $1,000 principal face amount of Notes:

     (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

SEMI-ANNUAL                                                            ACCRETED
ACCRUAL DATE                                                             VALUE
------------                                                            ------
Issue Date         .............................................       $599.44
September 1, 1998  .............................................        638.24
March 1, 1999      .............................................        680.53
September 1, 1999  .............................................        725.61
March 1, 2000      .............................................        773.68
September 1, 2000  .............................................        824.94
March 1, 2001      .............................................        879.59
September 1, 2001  .............................................        937.87
March 1, 2002      .............................................      1,000.00


          (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the Semi-Annual Accrual Date immediately following the Specified Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; and

          (iii) if the Specified Date is after March 1, 2002, $1,000.

     "Acquired Indebtedness" means Indebtedness of a person (i) assumed in connection with an Asset Acquisition from such person or (ii) existing at the time such person is merged or consolidated with or into the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary, in each case not incurred in connection with, or in anticipation of, such Asset Acquisition or merger or consolidation or such person becoming a Restricted Subsidiary; provided that Indebtedness of such person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of such Asset Acquisition or the transactions by which such person is merged or consolidated with or into the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary shall not constitute Acquired Indebtedness.

     "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others) by the Company or any Restricted Subsidiary in any other person, or any acquisition or purchase of Capital Stock of any other person by the Company or any Restricted Subsidiary, in either case pursuant to which such person shall (a) become a Restricted Subsidiary or (b) shall be merged or consolidated with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary, (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Company that is governed under Article Eight, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, and (iii) for purposes of Section 10.15 hereof, sales, conveyances, transfers, leases or other dispositions of property or assets, whether in one transaction or a series of related transactions occurring within one year, either (x) involving assets with a Fair Market Value not in excess of $1 million in any 12 month period, or (y) which constitutes the incurrence of a Capitalized Lease Obligation.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the terms of the lease included in such Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments;

provided that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Company or any Restricted Subsidiary.

     "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

     "Board" means the Board of Directors of the Company.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York or Minneapolis, Minnesota are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500.0 million and whose senior unsecured debt is rated at least "A-l" by S&P or "P-l" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State thereof and rated at least "A-l" by S&P or "P-1" by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government maturing within 365 days from the date of acquisition; (v) money market funds in the United States which invest substantially all of their assets in securities of the type described in any of the preceding clauses (i) through
(iv); and (vi) any evidence of Indebtedness with a maturity of 365 days or less issued by WorldCom and rated at least "BBB-" or "A2" by S&P and at least "Baa3" or "P2" by Moody's.

     "Cedel" means Cedel Bank, Societe Anonyme.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 or 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has or acquires the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of all Voting Stock of the Company (unless the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a greater percentage of the voting power of the Voting Stock of the Company) or has, directly or indirectly, the right to elect or designate a majority of the Board or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or mergers with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in any amount which could be paid by the Company as a Restricted Payment under this Indenture, (ii) the "beneficial owners" (as so defined) of the Voting Stock of the Company immediately before such transaction own, directly or indirectly, immediately after such transaction, at least a majority of the voting power of all Voting Stock of the surviving or transferee corporation or its parent corporation immediately after such transaction, as applicable, or (iii) no "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as so defined), directly or indirectly, of more than 35% of the Voting Stock or such surviving or transferee corporation or its parent corporation, as applicable (unless the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a greater percentage of the voting power of the Voting Stock of such surviving or transferee corporation or its parent corporation (as the case may be)), or has, directly or indirectly, the right to elect or designate a majority of the board of directors of the surviving or transferee corporation or its parent corporation, as applicable, or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office. The good faith determination by the Board, based upon advice of outside counsel, of the beneficial ownership of securities of the Company within the meaning of Rules 13d-3 or 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling precedent or contrary written interpretation published by the SEC. No inference shall be created that officers or employees of the Company are acting as a "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act) with the power to designate a majority of the members of the Board solely because such officers or employees constitute a majority of the members of the Board.

     "Closing Time" has the meaning specified in the Purchase Agreement.

     "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such person's common stock and includes, without limitation, all series and classes of such common stock.

     "Company" means the person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "Consolidated Income Tax Expense" means, with respect to any period, the provision for federal, state, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Obligations and Currency Hedge Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions and (e) all capitalized interest and accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iii) the amount of dividends and distributions in respect of Disqualified Stock paid by the Company and the Restricted Subsidiaries during such period.

     "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income (or loss), by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses and all gains or losses from sales or other dispositions of assets (including Asset Sales) out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period, (ii) that portion of such net income (or loss) derived from or in respect of Investments in persons other than Restricted Subsidiaries, except to the extent of any cash dividends actually received by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (vi) of this definition); (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan during such period, (iv) that portion of such net income (or loss) allocable to minority interests in any Restricted Subsidiary for such period, (v) net income (or loss) of any other person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (vi) the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Worth" means, with respect to any person, the consolidated stockholders' or partners' equity of such person reflected on the most recent balance sheet of such person, determined in accordance with GAAP, less any amounts attributable to redeemable capital stock (as determined under applicable accounting standards promulgated by the SEC) of such person.

     "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period (a) increased (without duplication), to the extent deducted in arriving at such Consolidated Net Income, by the sum of
(i) Consolidated Income Tax Expense for such period; (ii) Consolidated Interest Expense for such period; and (iii) depreciation, amortization and any other non-cash items for such period of the Company and the Restricted Subsidiaries (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period), including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP, and (b) decreased by any non-cash items (including non-recurring gains and non-recurring items of income) to the extent they increased Consolidated Net Income for such period (including any partial or complete reversal of reserves taken in a prior period).

     "consolidation" means, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company, all in accordance with GAAP; provided that

"consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company or any Restricted Subsidiary. The term "consolidated" has a correlative meaning to the foregoing.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Administration, except for purposes of Sections 3.02 and 10.02 hereof. For purposes of such Sections, such office is located at 100 Wall Street, Suite 2000, New York, New York 10005.

     "Currency Hedge Obligation" means the obligations of a person, incurred in the ordinary course of business, pursuant to a foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such person's or its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

     "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

     "Debt Securities" means any debt securities issued by the Company in a public offering or in a private placement to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act).

     "Deeply Subordinated Indebtedness" means Indebtedness of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Notes to at least the following extent: (i) no payments of principal of (or premium on) or interest on or otherwise in respect of such Indebtedness may be made prior to the date that is 180 days following the Stated Maturity of the principal of the Notes; except that such Indebtedness may be redeemed or retired by the Company with, or converted at the option of the holder into, Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to purchase any such Capital Stock (other than Disqualified Stock) ; and (ii) the payment of the principal of and interest on such Indebtedness may be accelerated only in the event of the acceleration of the payment of the principal amount of the Notes following an Event of Default; provided, that any payment in respect of such Indebtedness following the acceleration thereof shall be subordinated to the prior payment in full of all amounts due in respect of the Notes and under the Indenture; and provided, further, in the event of the recision of any such acceleration of the Notes, the acceleration of such Indebtedness shall be deemed rescinded upon notice to such effect to the holder(s) of such Indebtedness from the Trustee.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Default Amount" means (i) as of any date prior to March 1, 2002, the Accreted Value of the Notes (and any applicable premium thereon) as of such date and (ii) as of any date on and after March 1, 2002, the principal face amount of the Notes (and any applicable premium thereon) and any accrued and unpaid interest thereon.

     "Depository" means The Depository Trust Company, its nominees and successors.

     "Digital Network Business" means the business of developing, implementing, operating, managing or maintaining networks or systems for the transportation or management of data and any related, ancillary or complementary business; provided, that the determination of what constitutes a Digital Network Business shall be made in good faith by the Board, which determination shall be conclusive.

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transaction or series of related transactions.

     "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Exchange Notes" means the 13 1/4% Senior Discount Notes due 2005, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

     "Exchange Offer" shall have the meaning specified in the Registration Rights Agreement.

     "Fair Market Value" means, with respect to any asset or property, the price (after taking into account any liabilities relating to such asset or property) that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture,

Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution.

     "Foreign Subsidiary" means any Subsidiary of the Company that is organized or incorporated under the laws of any jurisdiction other than the laws of the United States or any State or territory thereof.

     "4-Sight" means 4-Sight Limited, a private limited company organized under the laws of England and Wales.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States and which are applicable as of the date of determination and which are consistently applied for all applicable periods.

     "Global Notes" means one or more Regulation S Global Notes and 144A Global Notes.

     "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any obligation (A) to pay amounts drawn down by letters of credit, (B) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation (whether arising by virtue of partnership arrangement, agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (C) entered into for purposes of assuring in any other manner the obligee of such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" or "Noteholder" means a person in whose name a Note is registered in the Note Register.

     "Indebtedness" means, with respect to any person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), and whether or not contingent, (i) every liability of such person (A) for borrowed money, (B) evidenced by notes, bonds, debenture or other similar instruments (whether or not negotiable), (c) for reimbursement of amounts expended under letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (D) issued or assumed as the deferred purchase price of property or services, (E) relating to a Capitalized Lease Obligation and all Attributable Debt in respect of Sale/Leaseback Transactions of such person and (F) in respect of an Interest Rate Obligation or Currency Hedge Obligation; (ii) every liability of others of the kind described in the preceding clause

(i) which such person has guaranteed or which is otherwise its legal liability; or (iii) every obligation secured by a Lien (other than (x) Permitted Liens of the types described in clauses (b), (d) or (e) of the definition of Permitted Liens; provided that the obligations secured would not constitute Indebtedness under clauses (i) or (ii) or (iii) of this definition, and (y) Liens on Capital Stock or Indebtedness of any Unrestricted Subsidiary) to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured); (iv) all Disqualified Stock of such person, valued at the greater of its voluntary or involuntary maximum fixed repurchase or redemption price (plus accrued and unpaid dividends to the date of determination); and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or (iv). In no event shall "Indebtedness" include trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, excluding the current maturity of any obligation which would otherwise constitute Indebtedness. For purposes of Section 10.11 and
Section 10.13 hereof and in the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (i) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination; (ii) the principal amount of any Indebtedness shall be reduced by any amount of cash or Cash Equivalent collateral securing on a perfected basis, and dedicated for disbursement exclusively to the payment of principal of and interest on, such Indebtedness and (iii) the amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations that are included in any clause above, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

     "Indebtedness to EBITDA Ratio" means, as at any date of determination (the "Transaction Date"), the ratio of (i) Total Consolidated Indebtedness (including all Permitted Indebtedness) as at the Transaction Date to (ii) Consolidated Operating Cash Flow for the four full fiscal quarters immediately preceding the Transaction Date for which financial information has been distributed to the holders of the Notes in accordance with Section 10.09 (such four full fiscal quarter period being referred to herein as the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the relevant Measurement Period prior to a Transaction Date, (A) any person that is a Restricted Subsidiary on the Transaction Date (or would become a Restricted Subsidiary on such Transaction Date in connection with the transaction that requires the calculation of such Consolidated Operating Cash Flow) shall be deemed to have been a Restricted Subsidiary at all times during the Measurement Period, (B) any person that is not a Restricted Subsidiary on such Transaction Date (or would cease to be a Restricted Subsidiary on such Transaction Date in connection with the transaction that requires the calculation of Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during the Measurement Period, (c) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired through an Asset Acquisition or
(y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement

Period or after the end of such period and on or prior to the Transaction Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition, such transaction had been consummated on the first day of the Measurement Period and, in the case of a Asset Sale or other disposition, termination or discontinuance of activities constituting such an operating business, such transaction had been consummated prior to the first day of the Measurement Period; provided, however that such pro forma adjustment shall not give effect to the operating cash flow of any person that would become a Restricted Subsidiary on the Transaction Date in connection with the transaction that requires the calculation of Consolidated Operating Cash Flow to the extent that such person's net income would be excluded from the calculation of Consolidated Net Income pursuant to clause (vi) of the definition of Consolidated Net Income.

     "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture or the Notes and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof) and the Holders of the Notes under this Indenture and the Notes, according to the terms thereof.

     "Independent Financial Advisor" means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Notes" means the 13 1/4% Senior Discount Notes due 2005, Series A, of the Company.

     "Initial Public Equity Offering" means an underwritten primary public offering of Capital Stock (other than Disqualified Stock) of the Company for cash pursuant to an effective registration statement filed under the Securities Act.

     "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation and First Chicago Capital Markets, Inc.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "interest" means, when used with respect to any Note, the amount of all interest accruing on such Note, including all additional interest payable on the Notes pursuant to the Registration Rights Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(ix), (x) and (xi) hereof or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

     "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of cash interest on such Note, as set forth in such Note.

     "Interest Rate Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

     "Investment" means, with respect to any person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of cash or other property or assets to others, payments for property or services for the account or use of others, or otherwise), or any purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness of any other person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or assets other than cash, such property shall be valued at its Fair Market Value at the time of transfer.

     "Issue Date" means the original date of issuance of the Notes.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction). A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Market Capitalization" of any person means, as of any day of determination, the product of (i) the average Closing Price of a share of such person's Common Stock over the 20 consecutive trading days immediately preceding such date and (ii) the number of shares of such

Common Stock issued and outstanding on such date. "Closing Price" on any trading day with respect to the per share price of any shares of Common Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on The Nasdaq National Market but such person is a "foreign issuer" (as defined Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a "designated offshore securities market" (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market and such person and any securities markets in which such person's Common Stock trades does not meet any of the foregoing such requirements, the average of the closing bid and asked prices in the over-the-counter marked as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for the purpose and is reasonably acceptable to the Trustee.

     "Material Restricted Subsidiary" means any Restricted Subsidiary, together with its Subsidiaries that are themselves Restricted Subsidiaries, of the Company which, at any date of determination, (i) is a "Significant Subsidiary" under the definition of that term set forth in Regulation S-X promulgated under the Securities Act, as in effect on the Issue Date (but substituting "5 percent" for each occurrence of "10 percent" in such definition), (ii) contributed 5% or more of the Consolidated Operating Cash Flow of the Company on a pro forma basis in the immediately preceding fiscal quarter for which financial information is available, (iii) when aggregated with all other Restricted Subsidiaries that are not otherwise Material Restricted Subsidiaries and as to which any event described in clauses (vi), (vii) or (viii) of Section 5.01 hereof has occurred, would constitute a Material Restricted Subsidiary under clause (i) or (ii) of this definition.

     "Maturity Date" means, with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

     "Moody's" means Moody's Investors Service, Inc. (and any successor).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof received by the Company or any Restricted Subsidiary in the form of cash (including assumed Indebtedness (other than Subordinated Indebtedness) and other items deemed to be cash under the proviso to the first sentence of Section 10.15 hereof) or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees, costs and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes paid or payable as a result of such Asset Sale, (iii) amounts required to be paid to any person

(other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale, (iv) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash and Cash Equivalents attributable to any persons holding a minority interest in such Restricted Subsidiary and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

     "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

     "Notes" shall have the meaning specified in the recitals of this Indenture.

     "Offering Memorandum" means the Offering Memorandum of the Company, dated February 26, 1998, pursuant to which the Notes were offered, and any supplement thereto.

     "Officer" means, with respect to the Company and each Subsidiary Guarantor, as applicable, the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary or the Treasurer.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary or the Treasurer, of the Company or any Subsidiary Guarantor, as applicable, and delivered to the Trustee.

     "144A Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

     "Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company, the Trustee or any Subsidiary Guarantor, as applicable, and who shall be reasonably acceptable to the Trustee.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

     (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or such Affiliate shall act as Paying Agent) for the Holders of such

Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03 hereof; and

     (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any Subsidiary Guarantor any other obligor upon the Notes or any Affiliate of the Company, such Subsidiary Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it or any Subsidiary Guarantor purchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company, a Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, such Subsidiary Guarantor or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be Outstanding and interest on them ceases to accrue. Notes may also cease to be outstanding to the extent expressly provided in Article Four.

     "Permitted Credit Facility" means any senior secured or unsecured commercial term loan and/or revolving credit facility (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions.

     "Permitted Equipment Financing" means any credit facility (including a Permitted Credit Facility) or other financing arrangement entered into with any vendor, supplier or third party (or any financial institution for the purposes of financing purchases from any vendor, supplier or third party) to the extent the Indebtedness thereunder is incurred for the purpose of financing the cost (including the cost of design, development, construction, improvement, enhancement, upgrade, replacement, integration, manufacture or acquisition) of real or personal property (tangible or intangible) used, or to be used, in the Digital Network Business of the Company or any of its Restricted Subsidiaries.

     "Permitted Holders" means (i) WorldCom and each of its Affiliates and (ii) Edward J. Driscoll III (the Chairman of the Board and Chief Executive Officer of the Company as of the date of this Indenture) and his family members, any trust for the benefit of any of the foregoing persons and their respective estates and heirs. As used herein, "family member" means the spouse, siblings and lineal descendants of Mr. Driscoll.

     "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

          (a) Indebtedness under the Notes, the Subsidiary Guarantees and the Indenture;

          (b) Indebtedness (including Disqualified Stock) of the Company and/or any Restricted Subsidiary outstanding on the Issue Date and identified on a schedule to the Indenture; provided, that Indebtedness that may be borrowed under credit facilities in place on the Issue Date shall be deemed outstanding for purposes of this clause (b);

          (c) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary and (ii) Indebtedness of the Company, which is not secured by any Lien and is subordinated to the Company's obligations with respect to the Notes, owed to and held by any Restricted Subsidiary; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (c) to a person other than the Company or a Restricted Subsidiary,
     (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary or (z) the Designation of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary as an Unrestricted Subsidiary;

          (d) Interest Rate Obligations of the Company and/or any Restricted Subsidiary relating to Indebtedness of the Company and/or such Restricted Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under Section 10.11 hereof), but only to the extent that the notional amount of such Interest Rate Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Obligations relate;

          (e) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary, in each case incurred in the ordinary course of business;

          (f) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension (a "refinancing") of outstanding

     Indebtedness of the Company and/or of any Restricted Subsidiary incurred or outstanding pursuant to clause (a), (b), (g), (h) or (i) of this definition or the proviso in the first paragraph of Section 10.11 hereof; provided that (1) no Restricted Subsidiary may incur Indebtedness to refinance Indebtedness of the Company, (2) any such refinancing shall not (x) result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being refinanced or (y) exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being refinanced, plus the amount of accrued and unpaid interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith; (3) Indebtedness that ranks pari passu with the Notes may be refinanced only with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes, and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness; and (4) the refinancing Indebtedness shall be incurred by the obligor on the Indebtedness being refinanced or by the Company;

          (g) Indebtedness of the Company such that, after giving effect to the incurrence thereof, the total aggregate principal amount of Indebtedness incurred under this clause (g) and any refinancings thereof otherwise incurred in compliance with this Indenture would not exceed 175% of Total Incremental Equity;

          (h) Indebtedness of the Company incurred under one or more Permitted Credit Facilities and/or Indebtedness of the Company represented by Debt Securities, and any refinancings of the foregoing otherwise incurred in compliance with this Indenture, in an aggregate principal amount not to exceed $50 million at any time outstanding; and Guarantees by any Restricted Subsidiary that is a Subsidiary Guarantor of Indebtedness of the Company incurred under any Permitted Credit Facility in compliance with
     Section 10.11 hereof;

          (i) Indebtedness of the Company incurred under any Permitted Equipment Financing and Guarantees by any Restricted Subsidiary that is a Foreign Subsidiary of Indebtedness incurred in respect of property acquired by such Restricted Subsidiary under such Permitted Equipment Financing; provided any Restricted Subsidiary that issues such a Guaranty is a Subsidiary Guarantor or complies with Section 10.22 in connection with its issuance of such Guarantee;

          (j) Indebtedness in respect of any Currency Hedge Obligations of the Company and/or any Restricted Subsidiary (which Indebtedness is otherwise permitted to be incurred under Section 10.11 hereof), but only to the extent that the notional amount of such Currency Hedge Obligations do not exceed the principal amount of the Indebtedness (and/or Indebted ness subject to commitments) to which such Currency Hedge Obligations relate;

          (k) in addition to any Indebtedness of the Company referred to in clause (b) above, Deeply Subordinated Indebtedness of the Company owed to and held by WorldCom or any other Strategic Equity Investor in an aggregate principal amount not to exceed $50 million at any time outstanding; provided, at the time of incurrence of such Indebtedness by the Company, the payee is the "beneficial owner" (as defined in Rules 13d-3 or 13d-5 under the Exchange Act (except that WorldCom shall be deemed to have "beneficial ownership" of all Voting Stock of the Company that it, directly or indirectly, has or acquires the right to acquire, whether such right is exercisable immediately or only after the passage of time) of at least 10% of the total voting power of all Voting Stock of the Company;

          (l) Indebtedness of 4-Sight and each of its Subsidiaries existing at the time 4-Sight and such Subsidiaries become Restricted Subsidiaries; and

          (m) in addition to the items referred to in clauses (a) through (l) above, Indebtedness of the Company having an aggregate principal amount not to exceed $15 million at any time outstanding.

     "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Obligations and Currency Hedge Obligations incurred in compliance with
Section 10.11 hereof; (d) loans and advances to employees made in the ordinary course of business not to exceed $750,000 in the aggregate at any one time outstanding; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 10.15 hereof not to exceed 20% of the total consideration for such Asset Sales; (f) any Investment to the extent that the consideration therefor consists of Capital Stock (other than Disqualified Stock) of the Company; and (g) the extension by the Company of (i) trade credit to Subsidiaries of the Company represented by accounts receivable, extended on usual and customary terms in the ordinary course of business or (ii) guarantees of commitments for the purchase of goods or services incurred in the ordinary course of business so long as such guarantees, to the extent constituting Indebtedness, are permitted to be incurred under Section 10.11 hereof.

     "Permitted Liens" means (a) Liens on property of a person existing at the time such person is merged into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation or acquisition; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date (including Liens securing Indebtedness permitted under the proviso of clause (b) of the definition of Permitted Indebtedness); (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (e) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries; (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (g) Liens securing Indebtedness incurred under a Permitted Equipment Financing; provided, that (I) such Liens attach within 180 days of the incurrence of such Indebtedness and (II) if such Liens include a pledge of Capital Stock of any Restricted Subsidiary, such Liens were created in connection with financing the cost of property or assets acquired or used by such Restricted Subsidiary, directly or indirectly, with Indebtedness incurred pursuant to such Permitted Equipment Financing; (h) Liens securing Indebtedness incurred under a Permitted Credit Facility; provided that
(I) the incurrence of such Indebtedness is permitted by Section 10.11 hereof and
(II) such Liens attach within 180 days of the incurrence of such Indebtedness;
(i) Liens to secure any refinancing of any Indebtedness secured by Liens referred to in the clauses above; (j) Liens to secure the Notes; (k) Liens on real property incurred in connection with the financing of the purchase of such real property (or incurred within 60 days of purchase) by the Company or any Restricted Subsidiary; and (l) Liens on and pledges of Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary.

     "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

     "Private Exchange Notes" shall have the meaning specified in the Registration Rights Agreement.

     "Private Placement Legend" shall mean the first paragraph of the legend initially set forth in the Notes in the form set forth on Exhibit A-1.

     "Purchase Agreement" means the Purchase Agreement, dated as of February 26, 1998, by and among the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

     "refinancing" has the meaning set forth in clause (f) of the definition of "Permitted Indebtedness."

     "Registrable Securities" has the meaning specified in the Registration Rights Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 5, 1998, between the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Regular Record Date" means the Regular Record Date specified in the Notes.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

     "Responsible Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Note" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on any Capital Stock of the Company or any Restricted Subsidiary or any other payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than any dividends, distributions or payments made to the Company or any Restricted Subsidiary and dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than any such Capital Stock owned by the Company or a Restricted Subsidiary);
(iii) the purchase, redemption, defeasance or other acquisition or retirement for value, or the making of any principal payment on, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any person (other than in the Company, any Restricted Subsidiary or a person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor) as a result of or in connection with such Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 10.20 hereof. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies (and any successor).

     "Sale/Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or assets of such person which has been or is being sold or transferred by such person after its acquisition thereof or the completion of construction or commencement of operations thereof to such lender or investor or to any other person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such agency is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Shelf Registration Statement" shall have the meaning specified in the Registration Rights Agreement.

     "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

     "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest, is due and payable.

     "Strategic Equity Investor" means any person that, as of the date of determination, has a Market Capitalization or Consolidated Net Worth of at least $2.0 billion and that is principally engaged in the communications, entertainment or electronics business or any other business related to the Digital Network Business.

     "Subordinated Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor which is expressly subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor.

     "Subsidiary" means, with respect to any person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such person, or (ii) any other person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such person.

     "Subsidiary Guarantor" means each Restricted Subsidiary that becomes a guarantor of the Notes pursuant to the provisions of Section 10.22 and Article Thirteen hereof, in each case until it is released from its Subsidiary Guarantee pursuant to the provisions of Section 13.04 hereof.

     "Subsidiary Guarantor Board Resolution" means, with respect to any Subsidiary Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Subsidiary Guarantor to have been duly adopted by the Board of Directors of such Subsidiary Guarantor and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

     "Total Incremental Equity" means, at any time of determination, the sum of, without duplication, (i) the aggregate cash proceeds received by the Company from capital contributions in respect of existing Capital Stock (other than Disqualified Stock) or the issuance and sale of Capital

Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to the Issue Date, other than to a Subsidiary of the Company, plus (ii) the aggregate cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment (in whole or in part) of any Investment that is made after the Issue Date and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (iii) below in an amount equal to the lesser of (a) the return of capital with respect to the applicable portion of such Investment and (b) the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, plus (iii) the value (determined at the time of issuance) of any Capital Stock (other than Disqualified Stock) of the Company issued as consideration for the acquisition of Capital Stock or assets of any other person (other than a Subsidiary or an Affiliate of the Company or any Subsidiary) engaged in the Digital Network Business; provided, the issuance of the first 2,500,000 shares of Common Stock of the Company (as adjusted for subdivisions, combinations or reclassifications of such stock subsequent to the Issue Date) to the stockholders of 4-Sight in connection with the Company's acquisition of 4-Sight shall be excluded from this clause (iii); minus (iv) the aggregate amount of all Restricted Payments declared or made (including by way of a Designation) on and after the Issue Date.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means the person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unit Agent" means First Trust National Association, a national banking association, as unit agent for the Units, and any successor unit agent.

     "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A, including, without limitation, the Exchange Notes.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 10.20 hereof. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

     "U.S. Government Securities" means securities that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

     "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

     "voting power" means, with respect to the Capital Stock of any person, the relative voting power in any general election of directors or other members of the governing body of such person.

     "Warrant Agreement" means the Warrant Agreement, dated as of March 5, 1998, between the Company and First Trust National Association, as warrant agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Warrant Change of Control" has the meaning set forth in the Warrant Agreement.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

     "WorldCom" means WorldCom Inc., a Georgia corporation.

     Section 1.02. OTHER DEFINITIONS.


                                                                    DEFINED IN
        TERM                                                          SECTION
        ----                                                         --------
        "Act"                                                           1.05
        "Additional Interest"                                          10.23
        "Additional Interest Payment Date"                             10.23
        "Affiliate Transaction"                                        10.14
        "Agent Members"                                                 3.16
        "Asset Sale Offer"                                             10.15
        "Asset Sale Offer Purchase Date"                               10.15
        "assumed liabilities"                                          10.15
        "Change of Control Date"                                       10.10
        "Change of Control Offer"                                      10.11
        "Change of Control Payment Date"                               10.11
        "covenant defeasance"                                           4.03
        "Defaulted Interest"                                            3.07
        "defeasance"                                                    4.02
        "Defeased Notes"                                                4.01
        "Designation"                                                  10.20

                                                                    DEFINED IN
        TERM                                                          SECTION
        ----                                                         --------
        "Designation Amount"                                           10.20
        "Event of Default"                                              5.01
        "incur"                                                        10.11
        "insolvent person"                                              4.04
        "Note Pro Rate Share of Unutilized
          Net Cash Proceeds"                                           10.15
        "Note Register"                                                 3.05
        "Other Indebtedness"                                           10.15
        "Paying Agent" or "Agent"                                       3.02
        "Physical Notes"                                                3.03
        "Registrar"                                                     3.02
        "Replacement Assets"                                           10.15
        "Restricted Period"                                             3.17
        "Revocation"                                                   10.20
        "Subsidiary Guarantee"                                         10.22
        "surviving entity"                                              8.01
        "Unit"                                                          3.18
        "Unutilized Net Cash Proceeds"                                 10.15

     Section 1.03. RULES OF CONSTRUCTION.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (d) the words "herein" "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America; and

     (f) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

     Section 1.04. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company or a Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or a Subsidiary Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or the Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

     Section 1.05. ACTS OF HOLDERS.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Subsidiary Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee, the Company and the Subsidiary Guarantors, if made in the manner provided in this Section.

     The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     The ownership of Notes shall be proved by the Note Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent, the Company or any Subsidiary Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 1.06. NOTICES, ETC., TO THE TRUSTEE, THE COMPANY AND THE SUBSIDIARY
                   GUARANTORS

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Holder or by the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at: First Trust National Association, 180 East Fifth Street, St. Paul, MN 55101, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Holders and the Company by the Trustee; or

     (b) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company or such Subsidiary Guarantor addressed to it at (or in the case of any Subsidiary Guarantor in care of) WAM!NET Inc., 6100 West 110 Street, Minneapolis, Minnesota, 55438, Attention: Chief Executive Officer, or at any other address previously furnished in writing to the Trustee by the Company.

     Section 1.07. NOTICE TO HOLDERS; WAIVER.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 1.08. CONFLICT WITH TRUST INDENTURE ACT.

     If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

     If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     Section 1.09. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.10. SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Company or the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not.

     Section 1.11. SEPARABILITY CLAUSE.

     In case any provision in this Indenture or in the Notes issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.12. BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.13. GOVERNING LAW.

     THIS INDENTURE, THE NOTES AND EACH SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 1.14. NO RECOURSE AGAINST OTHERS.

     A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

     Section 1.15. INDEPENDENCE OF COVENANTS.

     All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

     Section 1.16. EXHIBITS.

     All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     Section 1.17. COUNTERPARTS.

     This Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 1.18. DUPLICATE ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                   ARTICLE TWO

            FORM OF NOTES; FORM OF NOTATION OF SUBSIDIARY GUARANTEES

     Section 2.01. FORM AND DATING.

     The Notes and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in EXHIBIT A-1 and EXHIBIT A-2, respectively, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

     The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes constitute, and are expressly made, a part of this Indenture.

     The Notes shall have notated thereon evidence of each Subsidiary Guarantee, if any, in the form set forth in EXHIBIT B; provided, however, that the failure of any Note to include such notation shall not affect the validity or enforceability of such Subsidiary Guarantee or such Note against any Subsidiary Guarantor.


                                  ARTICLE THREE

                     THE NOTES AND THE SUBSIDIARY GUARANTEES

     Section 3.01. TITLE AND TERMS.

     The aggregate principal face amount of Notes which may be authenticated and delivered under this Indenture is limited to $208,530,000 in aggregate principal face amount of Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.03, 3.04, 3.05, 3.06, 9.06, 10.10 or 10.15 hereof or the optional redemption provisions of the Notes.

     The Stated Maturity of the principal of the Notes shall be March 1, 2005. Interest on the Notes will not accrue prior to March 1, 2002. The Notes shall bear interest at the rate of 13 1/4% per annum from March 1, 2002 or from the most recent Interest Payment Date to which interest has been paid, payable semi-annually on March 1 and September 1, in each year, commencing on September 1, 2002, to the registered Holders at the close of business on the February 15 or August 15, respectively, immediately preceding such Interest Payment Dates, until the principal thereof is paid or duly provided for.

     At the election of the Company, the entire Indebtedness on the Notes or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

     Section 3.02. REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent" or "Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Notes pursuant to Sections 10.10 and 10.15 hereof.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 6.07 hereof.

     The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

     Section 3.03. EXECUTION AND AUTHENTICATION.

     The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A-1 hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication.

     The terms and provisions contained in the Notes annexed hereto as EXHIBIT A-1 and EXHIBIT A-2 shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in EXHIBIT A-1, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in EXHIBIT C. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Notes issued in exchange for interests in a Global Note pursuant to Section
3.17 hereof may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A-1 (the "Physical Notes").

     Two Officers, or an Officer and an Assistant Secretary, of the Company shall sign, or one Officer of the Company shall sign, and one Officer or an Assistant Secretary of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

     An Officer of a Subsidiary Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign by manual or facsimile signature a notation, in the form of EXHIBIT B, in respect of the Subsidiary Guarantee of such Subsidiary Guarantor, on the Notes transferred and exchanged subsequent to the issuance of such Subsidiary Guarantee for so long as it remains outstanding.

     If an Officer or Assistant Secretary of the Company or an Officer of a Subsidiary Guarantor whose signature is on a Note or a notation, as the case may be, was an Officer or (in the case of the Company) Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note and any notation thereon shall nevertheless be valid.

     The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal face amount not to exceed $208,530,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal face amount of Initial Notes and (iii) Unrestricted Notes from time to time only in exchange for (A) a like principal face amount of Initial Notes or (B) a like principal face amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether (subject to this Section 3.03) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal face amount of Notes outstanding at any time may not exceed $208,530,000, except as provided in
Section 3.06 hereof.

     Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     Section 3.04. TEMPORARY NOTES.

     Until definitive Notes are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Notes as conclusively evidenced by the Company's execution of such temporary Notes.

     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay but in no event later than the date that the Exchange Offer is consummated. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of like tenor and of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     Section 3.05. TRANSFER AND EXCHANGE.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 hereof being sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

     When Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Notes are so presented for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive, and each Subsidiary Guarantor, if any, shall execute a notation on such Notes with respect to its Subsidiary Guarantee. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 10.10, 10.15 or 9.06 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except, in the case of any Note where public notice has been given that such Note is to be redeemed in part, the portion thereof not to be redeemed.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company and each Subsidiary Guarantor, if any, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

     Section 3.06. MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note of any series claims that the Note has been lost, destroyed or wrongfully taken, the Company and each Subsidiary Guarantor, if any, shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding if the Holder of such Note furnishes to the Company, each Subsidiary Guarantor, if any, and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and an indemnity bond shall be posted by such Holder, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, each Subsidiary Guarantor, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's expenses in replacing such Note (including (i) expenses of the Trustee charged to the Company and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge the Company for the Trustee's expenses in replacing such Note.

     Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and each Subsidiary Guarantor, if any, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 3.07. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record

Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     Section 3.08. PERSONS DEEMED OWNERS.

     Prior to and at the time of due presentment for registration of transfer, the Company, the Subsidiary Guarantors, if any, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and none of the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 3.09. CANCELLATION.

     All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section
3.09 hereof, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the canceled Notes be returned to it. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company.

     Section 3.10. COMPUTATION OF INTEREST.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

     Section 3.11. LEGAL HOLIDAYS.

     In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date.

     Section 3.12. CUSIP AND CINS NUMBERS.

     The Company in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and if so, the Trustee shall use the CUSIP or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of any series of Notes.

     Section 3.13. PAYING AGENT TO HOLD MONEY IN TRUST.

     Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Section 3.14. TREASURY NOTES.

     In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

     Section 3.15. DEPOSITS OF MONIES.

     Prior to 11:00 a.m. New York City time on each Interest Payment Date, maturity date, Redemption Date, Change of Control Payment Date and Asset Sale Offer Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date, Redemption Date, Change of Control Payment Date or Asset Sale Offer Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity date, Redemption Date, Change of Control Payment Date or Asset Sale Offer Purchase Date, as the case may be.

     Section 3.16. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT C.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, each Subsidiary Guarantor, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any Subsidiary Guarantor, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Sections 3.03 and 3.17 hereof. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note, or that it will cease to be a "Clearing Agency" under the Exchange Act, and in either case a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations, and each Subsidiary Guarantor, if any, shall execute a notation thereon in respect of its Subsidiary Guarantee.

     (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount at maturity of Physical Notes of like tenor of authorized denominations, and each Subsidiary Guarantor, if any, shall execute a notation thereon in respect of its Subsidiary Guarantee.

     (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to subparagraph (b), (c) or (d) of this Section 3.16 shall, except as otherwise provided by Section 3.17 hereof, bear the Private Placement Legend.

     (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     Section 3.17. SPECIAL TRANSFER PROVISIONS.

     (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Institutional Accredited Investor which is not a QIB:

     (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto and any legal opinions and certifications required thereby;

     (ii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and the Company shall execute, each Subsidiary Guarantor, if any, shall execute a notation on and, upon a Company Order, the Trustee shall authenticate Physical Notes in a principal amount equal to the principal amount of the Global Note to be transferred.

     (b) TRANSFERS TO NON-U.S. PERSONS. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Non-U.S. Person:

     (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT E hereto;

     (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Regulation S Global Note, upon receipt by the Registrar of
(x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred;

     (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in the 144A Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the 144A Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the 144A Global Note to be transferred; and

     (iv) until the 41st day after the Issue Date (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all beneficial interests in the Regulation S Global Note shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants.

     (c) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

     (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Note thereunder or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

     (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global
Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

     (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global
Note in an amount equal to the principal amount of the Regulation S Global Note to be transferred.

     (d) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph
(a)(i)(x) of this Section 3.17 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

     (e) OTHER TRANSFERS. If a Holder proposes to transfer a Note constituting a Restricted Note pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by Section 3.17(a), (b) and (c) hereof, the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided, however, that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, Non-U.S. Person or Institutional Accredited Investor.

     (f) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.16 hereof or this Section 3.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

     Section 3.18. COMPONENT OF UNIT.

     The Notes shall initially be issued as part of a unit ("Unit"), each Unit consisting of $1,000 principal face amount of Notes and three Warrants. The Notes and the Warrants comprising a Unit shall not be separately transferable until the "Separability Date," which means the earliest to occur of: (i) September 1, 1998, (ii) the occurrence of an Exercise Event (as defined in the Warrant Agreement), (iii) the occurrence of an Event of Default, (iv) the date on which a registration statement under the Securities Act of 1933 with respect to the Exchange Offer or covering the sale by holders of the Notes is declared effective under the Securities Act, (v) immediately prior to any optional redemption of Notes by the Company from the net proceeds of an Initial Public Equity Offering, (vi) immediately prior to the occurrence of a Warrant Change of Control or (vii) such earlier date as determined by Merrill Lynch & Co. in its sole discretion. Transfers of the Units shall be made by the Unit Agent in accordance with the restrictions set forth in Section 3.17 hereof. The Unit Agent shall be entitled to the same benefits and privileges as those accorded to theTrustee under this Indenture.

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

     Section 4.01. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.02 or Section 4.03 hereof be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article Four.

     Section 4.02. DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 4.01 hereof of the option applicable to this Section 4.02, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of
Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07 hereof, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option applicable to this Section 4.02 notwithstanding the prior exercise of its option applicable to Section 4.03 hereof with respect to the Notes.

     Section 4.03. COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 4.01 hereof of the option applicable to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.06 through
10.22 hereof and the provisions of Articles Eight shall not apply, with respect to the Defeased Notes, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Sections or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(iii), (iv) or (v) hereof, but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

     Section 4.04. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

     The following shall be the conditions to application of either Section 4.02 or Section 4.03 hereof to the Defeased Notes:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 hereof who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash (in United States dollars) in an amount, or (b) U.S. Government Securities which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes at the Stated Maturity of such principal or installment of principal, premium, if any, or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such U.S. Government Securities to said payments with respect to the Notes;

          (2) No Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(ix), (x) or (xi) hereof is concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (3) Neither the Company nor any Subsidiary of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest in violation of Section 6.08 hereof and for purposes of the Trust Indenture Act with respect to any securities of the Company;

          (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (6) In the case of an election under Section 4.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) In the case of an election under Section 4.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (8) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. Federal or state law;

          (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election applicable to Section 4.02 or 4.03 hereof was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

          (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; and

          (11) Such defeasance or covenant defeasance shall not result in a trust arising from such deposit constituting an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and reasonably acceptable to the Trustee.

     Section 4.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
                   TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to the proviso of the last paragraph of Section 10.03, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Securities deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

     Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Securities held by it as provided in Section 4.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

     Section 4.06. REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 4.02 or 4.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
4.02 or 4.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Securities in accordance with Section 4.02 or 4.03 hereof, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Securities held by the Trustee or Paying Agent.


                                  ARTICLE FIVE

                                    REMEDIES

     Section 5.01. EVENTS OF DEFAULT.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of interest on the Notes when it becomes due and payable and continuance of such default for a period of 30 days or more; or

          (ii) default in the payment of the principal of, or premium, if any, on the Notes when due at maturity, upon redemption or otherwise; or

          (iii) default in the payment of the Accreted Value of, and any accrued and unpaid interest on, any Notes required to be purchased pursuant to a Change of Control Offer or Asset Sale Offer when due and payable; or

          (iv) default in the performance, or breach, of any covenant described under Section 10.10, Section 10.15 or Article Eight; or

          (v) default in the performance, or breach, of any term, covenant or agreement in the Notes, this Indenture (other than defaults specified in clause (i), (ii), (iii) or (iv) above), and continuance of such default or breach for a period of 30 days or more after written notice to the Company and the Subsidiary Guarantors by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal face amount of the outstanding Notes (in each case, when such notice is deemed received in accordance with this Indenture); or

          (vi) (a) failure to pay, following any applicable grace period, any installment of principal due (whether at maturity or otherwise) under one or more classes or issues of Indebtedness in an aggregate principal amount of $5 million or more under which the Company or any Material Restricted Subsidiary is obligated or (b) failure by the Company or any Material Restricted Subsidiary to perform any other term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $5 million or more under which the Company or such Material Restricted Subsidiary is obligated and, in the case of this clause (b), such failure results in an acceleration of the maturity thereof; or

          (vii) any holder of Indebtedness in an aggregate principal amount of $5 million or more of the Company or any Material Restricted Subsidiary shall commence judicial proceedings or take any other action to foreclose upon, or dispose of assets of the Company or any Material Restricted Subsidiary having an aggregate Fair Market Value, individually or in the aggregate, of $5 million or more or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; provided that, in any such case, the Company or any Material Restricted Subsidiary shall not have obtained, prior to any such foreclosure or disposition of assets, a stay of all such actions that remains in effect; or

          (viii) one or more judgments, orders or decrees for the payment of money of $5 million or more, either individually or in the aggregate, shall be entered into against the Company or any Material Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

          (ix) the Company, any Material Restricted Subsidiary any Subsidiary Guarantor of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding;

               (B) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (D) makes a general assignment for the benefit of its creditors;

               (E) files an answer or consent seeking reorganization or relief;

               (F) shall admit in writing its inability to pay its debts generally; or

               (G) consents to the filing of a petition in bankruptcy; or

          (x) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company, any Material Restricted Subsidiary or any Subsidiary Guarantor, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

          (xi) a Custodian shall be appointed out of court with respect to the Company, any Material Restricted Subsidiary or any Subsidiary Guarantor with respect to all or any substantial part of the assets or properties of the Company, any Material Restricted Subsidiary or any Subsidiary Guarantor; or

          (xii) this Indenture or the Registration Rights Agreement ceases to be in full force and effect or is declared null and void or the Company denies that it has any further obligation or liability thereunder or gives notice to that effect (other than by reason of termination or release in accordance with the terms thereof); or

          (xiii) any Subsidiary Guarantee or any provision thereof shall at any time cease to be the legal, valid and binding obligation of the Subsidiary Guarantor party thereto such that the Holders of the Notes could not reasonably be expected to realize the material benefits intended to be provided by such Subsidiary Guarantor under its Subsidiary Guarantee or any Subsidiary Guarantor shall assert that its Subsidiary Guarantee is not a legal, valid and binding obligation or shall purport to revoke its obligations thereunder.

     Section 5.02. ACCELERATION OF MATURITY RESCISSION AND ANNULMENT.

     If an Event of Default (other than an Event of Default specified in clause
(viii), (ix) or (x) of Section 5.01 hereof with respect to the Company) occurs and is continuing, then the Trustee or the holders of at least 25% in principal face amount of the outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal face amount of the outstanding Notes shall, declare the Default Amount of all outstanding Notes to be immediately due and payable and upon any such declaration such amount shall become immediately due and payable. If an Event of Default specified in clause (viii), (ix) or (x) above with respect to the Company occurs and is continuing, then the Default Amount of all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

     After a declaration of acceleration, the holders of a majority in aggregate principal face amount of outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the principal of, premium (if any) on, and any accrued and unpaid interest on, the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree.

     Section 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                   TRUSTEE.

     The Company covenants that if an Event of Default specified in Section 5.01(i) or 5.01(ii) shall have occurred and be continuing, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company, any Subsidiary Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Subsidiary Guarantor or any other obligor upon the Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

     Section 5.04. TRUSTEE MAY FILE PROOFS OF CLAIMS.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Notes or the property of the Company, any Subsidiary Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Subsidiary Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the

Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 5.05. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     Section 5.06. APPLICATION OF MONEY COLLECTED.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     First: to the Trustee for amounts due under Section 6.07;

     Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

     Third: to Holders for principal and premium, if any, amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any; and

     Fourth: the balance, if any, to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.06.

     Section 5.07. LIMITATION ON SUITS.

     No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25% in principal face amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal face amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Subsidiary Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Subsidiary Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

     Section 5.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM
                   AND INTEREST.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the respective Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 5.09. RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Subsidiary Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 5.10. RIGHTS AND REMEDIES CUMULATIVE.

     Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.11. DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 5.12. CONTROL BY MAJORITY.

     The Holders of a majority in aggregate principal face amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or expose the Trustee to personal liability; and

     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 5.13. WAIVER OF PAST DEFAULTS.

     The Holders of not less than a majority in aggregate principal face amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

     (a) in the payment of the principal of, premium, if any, or interest on any Note,

     (b) arising from failure to purchase any Notes tendered pursuant to an offer to purchase required to be made by any provision of this Indenture, or

     (c) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 5.14. UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal face amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the respective Redemption Dates).

     Section 5.15. WAIVER OF STAY, EXTENSION OR USURY LAWS.

     The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or such Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.16. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of, premium, if any, and interest on such Note on or after the respective Stated Maturities (or the respective Redemption Dates, in the case of redemption) expressed in such Note, or after such respective dates, shall not be impaired or affected without the consent of such Holder.


                                   ARTICLE SIX

                                   THE TRUSTEE

     Section 6.01. CERTAIN DUTIES AND RESPONSIBILITIES.

     (a) Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (a) During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

     Section 6.02. NOTICE OF DEFAULTS.

     Within 45 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note or in respect of Article 8 hereof, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     Section 6.03. CERTAIN RIGHTS OF TRUSTEE.

     Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution thereof;

     (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (h) except with respect to Section 10.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Ten. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.01(i), 5.01(ii) and 10.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     Section 6.04. TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITIONS OF NOTES
                   OR APPLICATION OF PROCEEDS THEREOF.

     The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements to be made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     Section 6.05. TRUSTEE AND AGENTS MAY HOLD NOTES; COLLECTIONS; ETC.

     The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to Section 6.08 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

     Section 6.06. MONEY HELD IN TRUST.

     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

     Section 6.07. COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR
                   CLAIM.

     The Company covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company to the Trustee under this Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company and held in trust for the benefit of the Holders of particular Notes.

     Section 6.08. CONFLICTING INTERESTS.

     The Trustee shall be subject to and comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 6.09. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $25,000,000 and a Corporate Trust Office in the Borough of Manhattan in The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 6.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or (if an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 Business Days after the giving of such notice of resignation) any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

     (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

     (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to
Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 6.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

     No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

     Upon acceptance of appointment by any successor Trustee as provided in this
Section 6.11, the successor shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

     Section 6.12. MERGER, CONVERSION, AMALGAMATION, CONSOLIDATION OR SUCCESSION
                   TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

     In case at the time such successor to the Trustee under this Section 6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have been authenticated.



                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 7.01. PRESERVATION OF INFORMATION; COMPANY TO FURNISH TRUSTEE NAMES
                   AND ADDRESSES OF HOLDERS.

     (a) The Trustee shall preserve the names and addresses of the Noteholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

     (b) The Company will furnish or cause to be furnished to the Trustee

          (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

     Section 7.02. COMMUNICATIONS OF HOLDERS.

     Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other persons benefited by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

     Section 7.03. REPORTS BY TRUSTEE.

     Within 60 days after May 15th of each year commencing with the first May 15th following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15th, in accordance with and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the SEC and with each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.


                                  ARTICLE EIGHT

                   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     Section 8.01. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Company will not (i) consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any person or persons in a single transaction or through a series of transactions, or (ii) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries on a consolidated basis, unless, in the case of either (i) or (ii),
(a) the Company shall be the continuing person or, if the Company is not the continuing person, the resulting, surviving or transferee person (the "surviving entity") shall be a company organized and existing under the laws of the United States or any State or territory thereof; (b) if the Company is not the continuing person, the surviving entity shall expressly assume all of the obligations of the Company under the Notes and this Indenture, and shall execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company or the surviving entity (assuming such surviving entity's assumption of the Company's obligations under the Notes and this Indenture), as the case may be, would be able to incur $1.00 of Indebtedness under the proviso of
Section 10.11; (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and (e) the Company or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such transaction or series of transactions, and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture, complies with this covenant and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

     Section 8.02. SUCCESSOR SUBSTITUTED.

     Upon any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company in accordance with the foregoing in which the Company or the Restricted Subsidiary, as the case may be, is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company or such Restricted Subsidiary is merged or to which such transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary therein; and thereafter, except in the case of (i) any lease or (ii) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.

     For all purposes of this Indenture (including the provisions of this Article Eight and Sections 10.11, Section 10.13 and Section 10.16) and the Notes, Subsidiaries of any surviving entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 10.20, and all Indebtedness, and all Liens on property or assets, of the surviving entity and the Restricted Subsidiaries (except Indebtedness, or Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions) shall be deemed to have been incurred upon such transaction or series of related transactions.


                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS

     Section 9.01. SUPPLEMENTAL INDENTURES, AGREEMENTS AND WAIVERS WITHOUT
                   CONSENT OF HOLDERS.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, each Subsidiary Guarantor, if any, when authorized by a Subsidiary Guarantor Board Resolution, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes for any of the following purposes:

     (a) to evidence the succession of another person to the Company, and the assumption by any such successor of the covenants of the Company in the Notes and this Indenture;

     (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company in the Notes or this Indenture;

     (c) to cure any ambiguity, or to correct or supplement any provision in this Indenture or in the Notes which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided, however, that, in each case, such provisions shall not adversely affect the legal rights of the Holders;

     (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise;

     (e) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

     (f) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of the Indenture Obligations;

     (g) to provide for assumption of a Subsidiary Guarantor's obligations under its Subsidiary Guarantee upon a merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property and assets of such Subsidiary Guarantor, in compliance with Section 13.03;

     (h) to add or release a Subsidiary Guarantor in compliance with the provisions of Article Thirteen hereof; or

     (i) to make any other change that does not adversely affect the legal rights of any Holder;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver does not adversely affect the legal rights of any Holder.

     Section 9.02. SUPPLEMENTAL INDENTURES, AGREEMENTS AND WAIVERS WITH CONSENT
                   OF HOLDERS.

     With the written consent of the Holders of not less than a majority in aggregate principal face amount of the Outstanding Notes delivered to the Company, each of the Subsidiary Guarantors, if any, and the Trustee, the Company, when authorized by a Board Resolution, each Subsidiary Guarantor, if any, when authorized by a Subsidiary Guarantor Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of this Indenture or the Notes; provided, however, that no such amendment, waiver, modification or supplement may, without the written consent of the Holder of each Outstanding Note affected thereby:

          (i) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the Notes,

          (ii) change the currency in which any Notes or amounts owing thereon is payable,

          (iii) reduce the percentage of the aggregate principal face amount outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Notes,

          (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes,

          (v) waive a default in payment with respect to the Notes, other than a waiver consisting of the rescission of any declaration of acceleration with respect to the Notes effected in compliance with Section 5.02,

          (vi) reduce the rate or change the time for payment of interest on the Notes,

          (vii) following the occurrence of a Change of Control or an Asset Sale, alter the Company's obligation to purchase the Notes in accordance with this Indenture or waive any default in the performance thereof,

          (viii) affect the ranking of the Notes in a manner adverse to the Holders of the Notes, or

          (ix) release any Subsidiary Guarantee except in compliance with Article Thirteen hereof.

     Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee and each Subsidiary Guarantor, if any, shall join with the Company in the execution of such supplemental indenture or other agreement, instrument or waiver.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES, AGREEMENTS AND WAIVERS.

     In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company or any other Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Notes or otherwise.

     Section 9.04. EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article Nine, this Indenture and/or the Notes, if applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and/or the Notes, if applicable, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 9.05. CONFORMITY WITH TRUST INDENTURE ACT.

     Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 9.06. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article, may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board, to any such supplemental indenture may be prepared and executed by the Company and the Subsidiary Guarantors, if any, and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

     In addition, Notes authenticated and delivered after the execution of any supplemental indenture in compliance with Section 10.22 and this Article shall, if required by the Trustee, bear a notation substantially in the form annexed hereto as EXHIBIT B, and new Notes bearing such notation shall be prepared and executed by the Company, with such notation executed by the Subsidiary Guarantors. The Trustee, upon a Company Order, shall thereafter authenticate and deliver such Notes in exchange for Outstanding Notes.

     Section 9.07. RECORD DATE.

     The Company may, but shall not be obligated to, fix, a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     Section 9.08. REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent is not made on any Note. However, any such Holder, or subsequent Holder, may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.


                                   ARTICLE TEN

                                    COVENANTS

     Section 10.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

     The Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes, this Indenture and the Registration Rights Agreement.

     Section 10.02. MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     Section 10.03. MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any Default by the Company (or any Subsidiary Guarantor or other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

     (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, at the option of the Company in the New York Times or the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

     Section 10.04. CORPORATE EXISTENCE.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Restricted Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

     Section 10.05. PAYMENT OF TAXES AND OTHER CLAIMS.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of the Restricted Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted or (y) if the failure to so pay, discharge or cause to be paid or discharged could not reasonably be expected to have a Material Adverse Effect (as such term is defined in the Purchase Agreement).


     Section 10.06. MAINTENANCE OF PROPERTIES.

     The Company will cause all material properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 will prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

     Section 10.07. INSURANCE.

     The Company will at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually and customarily so insured by corporations similarly situated and owning like properties.

     Section 10.08. BOOKS AND RECORDS.

     The Company will keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in compliance with GAAP.

     Section 10.09. PROVISION OF SEC REPORTS.

     Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision of law, the Company shall furnish without cost to each Holder, and file with the Trustee, (i) within 135 days after the end of each fiscal year of the Company (commencing with its 1998 fiscal year end), financial information with respect to the Company that would be required to be contained in an Annual Report on Form 10-K for such year filed by the Company with the SEC (whether or not the Company is then required to file such Form with the SEC), including (x) audited financial statements of the Company, including the report of the Company's independent auditors thereon, and
(y) a discussion of the Company's financial condition and results of operations that complies with Item 303 of Regulation S-K of the SEC, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, financial information with respect to the Company that would be required to be contained in a Quarterly Report on Form 10-Q filed by the Company with the SEC (whether or not the Company is then required to file such Form with the SEC), including a discussion of the Company's financial condition and results of operations that complies with Item 303 of Regulation S-K of the SEC and (iii) on a timely basis, any information concerning the Company or any Restricted Subsidiary required to be contained in a Current Report on Form 8-K (whether or not the Company is then required to file such Form with the SEC). Until such time as the Company is otherwise required to file periodic reports with the SEC under the Exchange Act (or any successor provision of law), the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations), for public availability, a copy of the annual and quarterly financial information and other information prepared by it for distribution to Holders and filing with the Trustee.

     For so long as any Notes remain outstanding, the Company shall furnish to securities analysts and prospective investors, upon their request, information of the type required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

     Delivery of the foregoing reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of the Trustee of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

     Section 10.10. CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the Accreted Value thereof as of, plus accrued and unpaid interest, if any, to, such Change of Control Payment Date. Notice of a Change of Control Offer shall be mailed to holders of Notes not less than 25 days nor more than 45 days before the Change of Control Payment Date.

     Notice of a Change of Control Offer shall be mailed by the Company to the Holders at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

     (a) that the Change of Control Offer is being made pursuant to this Section
10.10 and that all Notes validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

     (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Payment Date and the date on which the Change of Control Offer expires;

     (c) that any Note not tendered for payment will continue to accrue Accreted Value (if the Change of Control Offer occurs prior to March 1, 2002) and, subsequent to March 1, 2002, will accrue interest in accordance with the terms thereof;

     (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete Accreted Value or, if the Change of Control Payment Date is after March 1, 2002, shall cease to accrue interest, in either case after the Change of Control Payment Date;

     (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

     (f) that a Holder that tenders a Note pursuant to a Change of Control Offer will be entitled to withdraw such Note if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal face amount of Note the Holder tendered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Note purchased;

     (g) that a Holder may tender all or any portion of a Note owned by such Holder pursuant to the Change of Control Offer, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 in principal face amount, and that any Holder that tenders a portion of a Note will be issued a Note of like tenor equal in principal face amount to the portion of the Note not tendered;

     (h) the instructions that Holders must follow in order to tender their Notes; and

     (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC at that time, the comparable information prepared pursuant to Section 10.09), a description of material developments in the Company's business and such other information concerning the circumstances and relevant facts regarding such

Change of Control and Change of Control Offer (including, without limitation, pro forma financial information giving effect to such Change of Control) as would, in the good faith judgment of the Company, be material to a Holder in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.


     On the Change of Control Payment Date, the Company shall (i) accept for payment all Notes, or portions thereof, validly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes, or portions thereof, so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the registered numbers of such Notes. The Paying Agent shall, with the funds so deposited with it by the Company, promptly mail or deliver to each Holder that validly tendered and did not withdraw Notes, or any portion thereof, an amount equal to the purchase price for the portion so tendered, and the Trustee shall promptly authenticate and mail or deliver to such Holder a new Note of like tenor equal in principal face amount to that portion, if any, of any Note surrendered by such Holder but not tendered pursuant to the Change of Control Offer. The Company will publicly announce the results of the Change of Control Offer as soon as practicable following the Change of Control Payment Date. The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer otherwise required to be made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     If the Company is required to make a Change of Control Offer, the Company (or any such third party) shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 10.10, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.10 solely by virtue of such compliance.

     Section 10.11. LIMITATION ON ADDITIONAL INDEBTEDNESS.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively to "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness (including Acquired Indebtedness to the extent it would constitute Permitted Indebtedness); provided, that (i) the Company will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if, in either case, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the Indebtedness to EBITDA Ratio would be less than or equal to 5 to 1.

     Indebtedness of any person existing at the time such person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary) shall be deemed incurred at the time such person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

     For purposes of determining compliance with this Section 10.11, in the event that an item of Indebtedness may be incurred by meeting the criteria of one or more items of Permitted Indebtedness, the Company may, in its sole discretion, classify and divide such item of Indebtedness among more than one of such items of Permitted Indebtedness.

     Section 10.12. STATEMENT BY OFFICERS AS TO DEFAULT.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chairman or the chief executive officer and by the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and, if in effect during any portion of such fiscal year, the Escrow Agreement, and (ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and, if applicable, the Escrow Agreement and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof or thereof (or, if a Default shall have occurred, describing all such Defaults of which such officers have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). When any Default under this Indenture or a default under the Escrow Agreement has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Material Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Notes) in the principal amount of less than $5 million), the Company will promptly notify the Trustee of such Default, notice or action and will deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

     Section 10.13. LIMITATION ON RESTRICTED PAYMENTS.

     The Company will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

          (i) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;

          (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under the proviso of
     Section 10.11 hereof; and

          (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of, without duplication, (a) 50% of Consolidated Net Income accrued on a cumulative basis during the period beginning on the first day of the first fiscal quarter immediately following the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income of the Company for such period is a deficit, minus 100% of such deficit) for which financial statements have been provided pursuant to Section 10.09, in any event determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, plus (b) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issuance and sale of its Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock) (exclusive of any convertible Indebtedness or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the principal of the Notes), in each case on or after the Issue Date to a person who is not a Subsidiary of the Company, plus (c) the aggregate net proceeds received by the Company from the issuance (other than to a Subsidiary of the Company) on or after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or in exchange for, Indebtedness of the Company or upon the exercise of options, warrants or other rights of the Company, plus (d) in the case of the disposition or repayment (in whole or in part) of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to the applicable portion of such Investment and the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, plus (e) in the case of any Revocation with respect to a Subsidiary of the Company that was made subject to a Designation after the Issue Date, an amount equal to the lesser of the Designation Amount with respect to such Subsidiary or the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary at the time of Revocation, minus (f) 50% of the principal amount of any Indebtedness incurred pursuant to clause (g) of the definition of "Permitted Indebtedness," minus the greater of (x) $0 and (y) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary that has been designated as an Unrestricted

     Subsidiary in accordance with Section 10.20. For purposes of the preceding clauses (b) (y) and (c), as applicable, (A) the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received, if any, by the Company upon the conversion, exchange or exercise thereof, (B) there shall be excluded in all cases any issuance and sale of Capital Stock financed, directly or indirectly, using funds (I) borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid or (II) contributed, extended, guaranteed or advanced by the Company or any Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan) and (C) there shall be excluded in all cases any issuance and sale of Capital Stock in an Initial Public Equity Offering to the extent the net cash proceeds are used, prior to March 1, 2001, to redeem Notes as permitted under the optional redemption provisions of the Notes. The Company may not redeem Notes pursuant to the optional redemption provisions of the Notes referred to in the immediately preceding sentence from net cash proceeds received by the Company from the issuance on or after the Issue Date of its Capital Stock if such net cash proceeds have ever been included in a determination of the amount of Restricted Payments that may be made by the Company pursuant to this
     Section 10.13

     For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

     The provisions of this Section 10.13 shall not prohibit the following (each of which shall be given independent effect):

     (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment would be permitted by the provisions of this Indenture;

     (ii) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Company) of, shares of Capital Stock of the Company (other than Disqualified Stock); provided that any such net cash proceeds are excluded from clause (iii)(b) of the second preceding paragraph;

     (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) Capital Stock (other than Disqualified Stock) of the Company or
(y) other Subordinated Indebtedness to the extent that its stated maturity for the payment of principal thereof is not prior to the 180th day after the final Stated Maturity of the Notes; provided that any such net cash proceeds are excluded from clause
(iii)(b) of the second preceding paragraph;

     (iv) so long as no Default shall have occurred and be continuing, purchases or redemptions of Capital Stock (including cash settlements of stock options) held by employees, officers or directors upon or following termination of their employment with the Company or one of its Subsidiaries; provided that payments shall not exceed $750,000 in any fiscal year in the aggregate or $3.0 million in the aggregate during the term of the Notes;

     (v) so long as no Default shall have occurred and be continuing, Investments in Unrestricted Subsidiaries to the extent reasonably promptly made with the proceeds of (x) a capital contribution to the Company or (y) an issue or sale of Capital Stock (other than Disqualified Stock) of the Company (other than to a Subsidiary); provided that any net cash proceeds received by the Company are excluded from clause (iii)(b) of the second preceding paragraph;

     (vi) so long as no Default shall have occurred and be continuing, Investments in (x) joint ventures formed to engage in the Digital Network Business and (y) other persons principally engaged in the Digital Network Business; provided that no more than $12.5 million of Investments made pursuant to this clause (vi) shall be outstanding at any time; and

     (vii) cash payments in lieu of fractional shares pursuant to any warrant, option or other similar agreement.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iv), (vi) and (vii) above shall be included, without duplication, as Restricted Payments.

     Section 10.14. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit, cause or suffer any Restricted Subsidiary to, directly or indirectly, conduct any business, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, loan, advance or Guarantee or engage in any other transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of, their respective Affiliates or any beneficial owner of 10% or more of the Common Stock of the Company or any officer or director of the Company or any Subsidiary (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing and are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party. Each Affiliate Transaction (or series of related Affiliate Transactions) involving aggregate payments and/or other consideration having Fair Market Value (i) in excess of $1 million shall be approved by a majority of the Board, such approval to be evidenced by a Board Resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions, (ii) in excess of $5 million shall further require the approval of a majority of the

Disinterested Directors and (iii) in excess of $10 million shall require that the Company obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction (or series of related Affiliate Transactions) to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view; provided, however, that the dollar thresholds set forth in clauses (i), (ii) and (iii) above shall be increased to $2.5 million, $10 million and $25 million, respectively, in the case of any Affiliate Transaction with WorldCom or any of its Affiliates. For purposes of this Section 10.14, any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentence, shall be deemed to be on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and, therefore, shall be permitted under this Section 10.14.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among, or solely for the benefit of, the Company and/or any of the Restricted Subsidiaries, provided that in any such case, no officer, director or beneficial owner of 10% or more of any class of Capital Stock of the Company shall beneficially own any Capital Stock of any such Restricted Subsidiary, (ii) transactions pursuant to agreements and arrangements existing on the Issue Date and specified on a schedule to the Indenture, (iii) any Restricted Payment made in compliance with Section 10.13,
(iv) customary directors' fees, indemnification and similar arrangements, consulting fees, legal fees, employee salaries, bonuses and employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business and payments under indemnification arrangements permitted by applicable law, (v) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices, (vi) any contract or arrangement entered into in the ordinary course of business by the Company or any Restricted Subsidiary with WorldCom or any of its Affiliates with respect to communications or communications related products and services, and (vii) any Permitted Investment.

     Section 10.15. DISPOSITION OF PROCEEDS OF ASSET SALES

     The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 80% of such consideration consists of cash or Cash Equivalents; provided that the following shall be treated as cash for purposes of this Section 10.15: (x) the amount of Indebtedness (other than Subordinated Indebtedness and Deeply Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee of assets disposed of in such Asset Sale pursuant to an agreement that fully and unconditionally releases the Company or such Restricted Subsidiary from further liability ("Assumed Indebtedness") and (y) the amount of any notes or other obligations that within 30 days of receipt are converted into cash (to the extent of the cash (after payment of any costs of disposition) so received). The Company or the applicable Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds from such Asset Sale, within 365 days of the receipt thereof, to repay secured Indebtedness incurred pursuant to a Permitted Credit Facility, (ii) apply such Net Cash Proceeds within 365 days of the receipt thereof to repay Indebtedness of any Restricted Subsidiary (other than Indebtedness of any Subsidiary Guarantor), provided any commitments thereunder are permanently reduced by the amount of the Indebtedness so repaid and/or (iii) apply the Net Cash Proceeds, within 365 days of the receipt thereof, to an investment in properties and assets that will be used in a Digital Network Business (or in Capital Stock of any person that will become a Restricted Subsidiary as a result of such investment if all or substantially all of the properties and assets of such person are used in a Digital Network Business) of the Company or any Restricted Subsidiary ("Replacement Assets").

     To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (i) or
(ii) of the preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 Business Days after such 365th day, make an offer to purchase (an "Asset Sale Offer") all outstanding Notes up to a maximum Accreted Value (expressed as a multiple of $1,000) equal to the Note Pro Rata Share of Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the Accreted Value thereof on any purchase date, plus accrued and unpaid interest, if any, to such purchase date; provided, however, that an Asset Sale Offer may be deferred by the Company until there are Unutilized Net Cash Proceeds equal to at least $5.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds (and not just the amount in excess of $5.0 million) shall be applied as required pursuant to this paragraph and the next following paragraph.

     If any other Indebtedness of the Company which ranks pari passu with the Notes (the "Other Indebtedness") requires that an offer to repurchase such Indebtedness be made upon the consummation of an Asset Sale, the Company may apply the Unutilized Net Cash Proceeds otherwise required to be applied to an Asset Sale Offer to offer to purchase such Other Indebtedness and to an Asset Sale Offer so long as the amount of such Unutilized Net Cash Proceeds applied to repurchase the Notes is not less than the Note Pro Rata Share of Unutilized Net Cash Proceeds. Any offer to purchase such Other Indebtedness shall be made at the same time as the Asset Sale Offer, and the purchase date in respect of any such offer to purchase and the Asset Sale Offer shall occur on the same day.

     For purposes of this Section 10.15, "Note Pro Rata Share of Unutilized Net Cash Proceeds" means the amount of the Unutilized Net Cash Proceeds equal to the product of (x) the Unutilized Net Cash Proceeds and (y) a fraction, the numerator of which is the aggregate Accreted Value of, and all accrued interest thereon to the purchase date on, all Notes (or portions thereof) validly tendered and not withdrawn pursuant to an Asset Sale Offer related to such Unutilized Net Cash Proceeds (the "Note Amount") and the denominator of which is the sum of the Note Amount and the lesser of (i) the aggregate principal face amount, and all accrued interest thereon to the purchase date, or (ii) the accreted value as of the purchase date of all Other Indebtedness (or portions thereof) validly tendered and not withdrawn pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Asset Sale Offer.

     Each Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. To the extent that the Accreted Value of, plus accrued interest thereon, if any, to the payment date, of Notes validly tendered and not withdrawan pursuant to an Asset Sale Offer is less than the Note Pro Rata Share of Unutilized Net Cash Proceeds, the Company or any Restricted Subsidiary may use such excess for general corporate purposes. If the Accreted Value of, plus accrued interest thereon, if any, to the payment date, of Notes validly tendered and not withdrawn by holders thereof exceeds the amount of Notes which can be purchased with the Note Pro Rata Share of Unutilized Net Cash Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer and offer for any Other Indebtedness, the amount of Unutilized Net Cash Proceeds shall be reset to zero.

     Notice of an Asset Sale Offer shall be mailed by the Company not more than 20 Business Days after the obligation to make such Asset Sale Offer arises to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the date fixed for purchase of Notes validly tendered and not withdrawn, which date shall be not later than the 30th Business Day following the mailing of such Asset Sale Offer (the "Asset Sale Offer Purchase Date"). The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
     10.15 and that all Notes validly tendered into the Asset Sale Offer and not withdrawn will be accepted for payment; provided, however, that if the aggregate Accreted Value of Notes tendered in an Asset Sale Offer, plus accrued interest, if any, thereon to the Asset Sale Offer Purchase Date of such offer exceeds the aggregate amount of the Note Pro Rata Share of Unutilized Net Cash Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

          (b) the purchase price (including the amount of accrued interest, if any) for each Note and the Asset Sale Offer Purchase Date;

          (c) that any Note not tendered for payment will remain outstanding and continue to accrete Accreted Value (if the Asset Sale Offer occurs prior to March 1, 2002) and, subsequent to March 1, 2002, will accrue interest in accordance with the terms thereof ;

          (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete Accreted Value or, if the Change of Control Payment Date is after March 1, 2002, shall cease to accrue interest, in either case after the Asset Sale Offer Purchase Date;

          (e) that Holders electing to have Notes purchased pursuant to the Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that a Holder of Notes will be entitled to withdraw its Notes from the Asset Sale Offer if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date, a facsimile transmission or letter setting forth the name of such Holder, the principal face amount of each Note such Holder delivered for purchase that such Holder elects to withdraw, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes (or a specified portion thereof) purchased;

          (g) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal face amount to the unpurchased portion of the Notes surrendered;

          (h) the instructions that Holders must follow in order to validly tender their Notes; and

          (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC at that time, the comparable information prepared pursuant to Section 10.09), a description of material developments in the Company's business, and such other information concerning the circumstances and relevant facts regarding such Asset Sale (including, without limitation, pro forma financial information giving effect to such Asset Sale) and Asset Sale Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

     On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment Notes or portions thereof validly tendered and not withdrawn pursuant to the Asset Sale Offer, subject to pro ration under the circumstances and in the manner described in clause (a) of the preceding paragraph, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so accepted by the Company and
(iii) deliver to the Trustee the Notes so accepted (in whole or in part) together with an Officers' Certificate setting forth the registered numbers of such Notes. The Paying Agent shall, with the funds so deposited with it by the Company, promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price therefor, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes of like tenor equal in principal face amount to the unpurchased portion of the Notes surrendered in the Asset Sale Offer and not purchased by the Company. The Company will publicly announce the results of the Asset Sale Offer as promptly as practicable following the Asset Sale Offer Purchase Date.

     If the Company is required to make an Asset Sale Offer, the Company shall comply with all applicable tender offer rules, including to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 10.15, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Section 10.15 solely by virtue of such compliance.

     Section 10.16. LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS.

     The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of the property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, which secure either (x) Subordinated Indebtedness, unless the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (y) Indebtedness of (A) the Company or any Subsidiary Guarantor that is not Subordinated Indebtedness, or (B) any Restricted Subsidiary (other than a Subsidiary Guarantor), unless in each case the Notes are equally and ratably secured with the Liens securing such other Indebtedness, except, in the case of this clause (y), Permitted Liens.


     Section 10.17. LIMITATIONS ON STATUS AS INVESTMENT COMPANY.

     The Company will not and will not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

     Section 10.18. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF
                    RESTRICTED SUBSIDIARIES.

     The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock (or any options, warrants or other rights to purchase such Capital Stock) of a Restricted Subsidiary, except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) to directors as director qualifying shares, but only to the extent required under applicable law, (iii) the Company or a Restricted Subsidiary may pledge Capital Stock of a Restricted Subsidiary that is a Foreign Subsidiary to the extent and in the manner permitted under clause (g) of the definition of "Permitted Liens," (iv) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary or (v) if Section 10.15 hereof is complied with.

     Section 10.19. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
                    AFFECTING RESTRICTED SUBSIDIARIES.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Company or any Restricted Subsidiary, except for (i) any encumbrance or restriction in existence on the Issue Date, (ii) customary non-assignment provisions, (iii) any encumbrances or restriction pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien, (iv) any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof, (v) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause
(iv) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the holders of Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (vi) any encumbrance or restriction imposed upon a Restricted Subsidiary pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or any Asset Sale to the extent limited to the Capital Stock or assets in question, (vii) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness contained in any Debt Securities; provided that the terms and conditions of any such encumbrance or restriction are no more restrictive than those contained in this Indenture; and provided, further, that the provisions of such agreement or instrument permit the payment of interest and principal and mandatory repurchases pursuant to the terms of this Indenture and the Notes and other Indebtedness (other than Subordinated Indebtedness) that is solely an obligation of the Company and
(viii) any customary encumbrance or restriction contained in (x) a Permitted Credit Facility or (y) a pledge agreement applicable to Capital Stock of a Restricted Subsidiary that is a Foreign Subsidiary pledged to secure Indebtedness pursuant to a Permitted Equipment Financing; provided that the provisions of such agreement do not restrict the payment of cash dividends or distributions to the Company or any Restricted Subsidiary prior to the occurrence of a default or an event of default under such Permitted Equipment Financing.

     Section 10.20. LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES.

     The Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which the Company has made an Investment of $1,000 or less) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") unless:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (b) except in the case of Permitted Investments and Investments made pursuant to clause (v) of the third paragraph of Section 10.13 hereof, at the time of and after giving effect to such Designation, the Company would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 10.11 hereof; and

          (c) the Company would be permitted under this Indenture to make an Investment at the time of such Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the interest of the Company and its Restricted Subsidiaries in such Subsidiary on such date.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 10.13 hereof for all purposes of this Indenture in an amount equal to the Designation Amount. Neither the Company nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of, or similar credit support for, or subject any of its properties or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent otherwise permitted under this Indenture, including without limitation under Section 10.13 hereof.

     The Company will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions and Officers' Certificates delivered to the Trustee certifying compliance with the foregoing provisions.

     The Company shall designate 4-Sight and each of its Subsidiaries as Restricted Subsidiaries at such time as 4-Sight and its Subsidiaries become Subsidiaries of the Company.

     Section 10.21. COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, each Subsidiary Guarantor and any other obligor on the Notes will furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

          (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 10.22. ISSUANCE OF GUARANTEES BY MATERIAL RESTRICTED
                         SUBSIDIARIES; LIMITATION ON GUARANTEES BY OTHER RESTRICTED SUBSIDIARIES.

     The Company shall cause each Material Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture, in the form of EXHIBIT F hereto, pursuant to which such Subsidiary shall guarantee (a "Subsidiary Guarantee") the full and punctual payment of all Indenture Obligations of the Company to the extent set forth in Article Thirteen hereof; provided, that a Material Restricted Subsidiary that is a Foreign Subsidiary shall not become a Subsidiary Guarantor if by doing so it would violate applicable law of its jurisdiction of organization or incorporation. The Company shall determine whether a Restricted Subsidiary is a Material Restricted Subsidiary (i) upon such Subsidiary's designation as a Restricted Subsidiary by the Company, (iii) upon the consummation of any consolidation, share exchange or merger involving such Subsidiary in which such Subsidiary is the continuing corporation, (iv) upon the purchase by such Subsidiary, other than in the ordinary course of business, of assets and properties or capital stock of any person and (v) upon the filing with the SEC or the Trustee, whichever is earlier, and on the basis, of the financial information prepared by the Company pursuant to Section 10.09. hereof. In addition, the Company shall determine whether a Subsidiary is a Material Restricted Subsidiary upon the Revocation of such Subsidiary's designation as an Unrestricted Subsidiary in accordance with Section 10.20 hereof.

     The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness of any person unless, in each case, such Restricted Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture, in the form of EXHIBIT F hereto, pursuant to which such Restricted Subsidiary shall guarantee the full and punctual payment of all Indenture Obligations of the Company on the same terms and conditions as the Subsidiary Guarantees by the Subsidiary Guarantors.

     At the time of the delivery to the Trustee of a supplemental indenture by a Restricted Subsidiary pursuant to this Section 10.22, such Restricted Subsidiary shall also deliver to the Trustee an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture and separate Guarantee have been duly authorized and executed by such Restricted Subsidiary and constitute the legal, valid, binding and enforceable obligations of such Restricted Subsidiary (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally).

     Section 10.23. REGISTRATION RIGHTS

     (a) Simultaneously with the execution and delivery of this Indenture, the Company shall enter into the Registration Rights Agreement, the form of which is attached hereto as EXHIBIT G hereto, and shall deliver to the Trustee an Opinion of Counsel stating that the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally).

     (b) In the event that (a) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 90th calendar day following the Closing Time, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 150th calendar day following the Closing Time, (c) the Exchange Offer is not consummated on or prior to the 180th calendar day following the Closing Time or a Shelf Registration Statement is not declared effective with the period prescribed by the Registration Rights Agreement (each such event referred to in clauses (a) through (c) above, a "Registration Default"), the Restricted Notes shall, with respect to each Registration Default, accrue interest, as liquidated damages ("Additional Interest"), at a rate of one-half of one percent per annum of the Accreted Value of the Restricted Notes commencing upon the occurrence of such Registration Default, which rate will increase by one-half of one percent at the end of each 90- day period in which such Registration Default is not cured, provided that the maximum aggregate interest rate that accrues on the Accreted Value of the Restricted Notes as a result of all Registration Defaults will in no event exceed one and one-half percent (1.5%) per annum. Upon the cure of a Registration Default the accrual of Additional Interest on the Restricted Notes with respect to such Registration Default will cease.

     If a Shelf Registration Statement is declared effective but becomes unusable by the Holders of Notes covered by such Shelf Registration Statement ("Shelf Registered Notes") for any reason, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then commencing upon such 30th day the Shelf Registered Notes shall accrue Additional Interest (in addition to any interest then accruing in accordance with the immediately preceding paragraph), as liquidated damages, at a rate of one-half of one percent per annum of the Accreted Value of the Shelf Restricted Notes, which rate will increase by one-half of one percent at the end of each 90-day period in which such Shelf Registration Statement is not usable, provided that the maximum aggregate interest rate that accrues on the Accreted Value of the Shelf Registered Notes as a result of a Shelf Registration Statement being unusable (inclusive of any interest that accrues on such Notes pursuant to the first paragraph of this
Section 10.23(b)) will in no event exceed one and one-half percent (1.5%) per annum. Upon the Shelf Registration Statement once again becoming usable, the accrual of Additional Interest on the Shelf Registered Notes due to such Shelf Registration Statement not being usable will cease.

     Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which Additional Interest accrues on the Notes.

     The Company shall notify the Trustee within three Business Days after each date on which an event occurs as a result of which Additional Interest begins to accrue on any Notes (an "Event Date"). Additional Interest payable with respect to any Note shall be due and payable on each March 1 and September 1 (each an "Additional Interest Payment Date") if Additional Interest has accrued on such Note during the semi-annual period immediately preceding such Additional Interest Payment Date, to the person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the February 15 or August 15, whether or not a Business Day, next preceding such Additional Interest Payment Date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date. Additional Interest shall be paid by depositing with the Trustee, in trust for the benefit of the Holders of Notes, prior to 11:00 a.m. New York City time on the applicable Additional Interest Payment Date, immediately available funds sufficient to pay the Additional Interest then due.

     Section 10.24. WARRANT AGREEMENT.

     Simultaneously with the execution and delivery of this Indenture, the Company shall enter into the Warrant Agreement, the form of which is attached hereto as EXHIBIT H hereto (the "Warrant Agreement"), and shall deliver to the Trustee an Opinion of Counsel stating that the Warrant Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally).

                                 ARTICLE ELEVEN

                           SATISFACTION AND DISCHARGE

     Section 11.01. SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes herein expressly provided for) as to all outstanding Notes and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

          (a) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

          (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

          (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (iii) the Company has delivered to the Trustee (i) irrevocable instructions to apply the deposited money toward payment of the Notes at the Stated Maturities and the Redemption Dates thereof, and (ii) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (b)(ii) of this
Section 11.01, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 10.03, shall survive.

     Section 11.02. APPLICATION OF TRUST MONEY.

     Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.


                                 ARTICLE TWELVE

                                   REDEMPTION

     Section 12.01. NOTICES TO THE TRUSTEE.

     If the Company elects to redeem Notes pursuant to Paragraph 3 of the reverse side of the Initial Notes or Paragraph 2 of the reverse side of the Exchange Notes, it shall notify the Trustee of the Redemption Date and principal amount of Notes to be redeemed.

     The Company shall notify the Trustee of any redemption at least 45 days before the Redemption Date by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Notes.

     Section 12.02. SELECTION OF NOTES TO BE REDEEMED.

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with any applicable requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange (or if the Notes are so listed but the exchange does not impose requirements with respect to the selection of debt securities for redemption), on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that any redemption pursuant to the provisions relating to redemptions from the proceeds of one or more Public Equity Offerings of Common Stock and/or
(b) the sale of Capital Stock (other than Disqualified Stock) to Strategic Equity Investors shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the Depository's procedures). No Notes of a principal face amount of $1,000 or less shall be redeemed in part.

     The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the Accreted Value of such Note which has been or is to be redeemed.

     Section 12.03. NOTICE OF REDEMPTION.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note Register maintained by the Registrar.

     All notices of redemption shall identify the Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the Redemption Price;

          (c) that, unless the Company defaults in paying the Redemption Price, any Note called for redemption shall cease to accrete Accreted Value or, if the Redemption Date is after March 1, 2002, shall cease to accrue interest, in either case on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

          (d) if any Note is to be redeemed in part, the portion of the principal face amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal face amount equal to the unredeemed portion thereof will be issued without charge to the Noteholder;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent; and

          (f) the CUSIP or CINS number, if any, relating to such Notes.

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

     Section 12.04. EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (including accrued interest, if any, to the Redemption Date) ,but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant Regular Record Dates referred to in the Notes.

     Section 12.05. DEPOSIT OF REDEMPTION PRICE.

     On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of all the Notes or portions thereof which are to be redeemed on that date (including any accrued interest to the Redemption Date), other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the Redemption Price (including unpaid interest on the Notes through the Redemption Date), upon surrender of such Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.

     Section 12.06. NOTES REDEEMED OR PURCHASED IN PART.

     Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal face amount equal to, and in exchange for, the unredeemed portion of the principal face amount of the Note so surrendered that is not redeemed.


                                ARTICLE THIRTEEN

                              SUBSIDIARY GUARANTEES

     Section 13.01. UNCONDITIONAL GUARANTEE.

     Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee, the full and punctual payment of principal of, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, and all other Indenture Obligations of the Company (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article Thirteen notwithstanding any extension or renewal of any Guaranteed Obligation.

     Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest from nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the other Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for Notes or any of the other Guaranteed Obligations; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f), subject to Section 13.04, any change in the ownership of such Subsidiary Guarantor.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of any of the Guaranteed Obligations.

     Except as expressly set forth in Section 13.02, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of any of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor from its Subsidiary Guarantee as a matter of law or equity.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on the Notes, or any other payment made in respect of any Guaranteed Obligation, is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any of the Notes when and as the same shall become due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other Guaranteed Obligations of the Company to the Holders and the Trustee.

     Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of any or all of the Guaranteed Obligations may be accelerated as provided in Article Five hereof for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations of the Company guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five (subject to the recision thereof as provided therein), such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 13.01.

     Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorney's fees) incurred by any Holder or the Trustee in enforcing any rights under this Article.

     Section 13.02. LIMITATION OF LIABILITY. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be guaranteed by it without rendering this Indenture or its Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution obligations hereunder, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty shall be entitled to a contribution from each other Subsidiary Guarantor in an amount based on the consolidated net worth of each Subsidiary Guarantor.

     Section 13.03. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN
TERMS.

     (a) Except as set forth in Articles Eight and Ten, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor, with or into the Company or another Subsidiary Guarantor or shall prevent any sale, assignment, transfer, lease, conveyance or other disposition of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor.

     (b) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or a Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, assignment, transfer, lease, conveyance or other disposition of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided, that (i) such Subsidiary Guarantor shall be the continuing person or, if such Subsidiary Guarantor is not the continuing person, the resulting, surviving or transferee person (the "surviving entity") shall be a company organized and existing under the laws of the United States or any State or territory thereof; (b) if such Subsidiary Guarantor is not the continuing person and the surviving entity is a Restricted Subsidiary of the Company, the surviving entity shall expressly assume all of the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, and shall execute a supplemental indenture and a separate Guarantee to effect such assumption which supplemental indenture and separate Guarantee shall each be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee; (c) such consolidation or merger involving such Subsidiary Guarantor, and any sale, assignment, transfer, lease, conveyance or other disposition of the property of such Subsidiary Guarantor as an entirety or substantially as an entirety, shall comply with the provisions of Article Eight and Article Ten hereof; and (d) the Company and such Subsidiary Guarantor or the surviving entity, as the case may be, shall each deliver to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such transaction or series of transactions, and, if a supplemental indenture and a separate Guarantee are required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture and Guarantee, complies with this covenant and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied. The provisions of this Section 13.03 shall not apply if to any merger or consolidation or any sale, assignment, transfer, lease, conveyance or other disposition of the property of any Subsidiary Guarantor if, following such transaction and pursuant to Section 13.04, such Subsidiary Guarantor (or any surviving entity) is released from its Subsidiary Guarantee.

     Section 13.04. RELEASE OF A SUBSIDIARY GUARANTOR.

     (a) Upon the sale or other disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its assets) to a person other than the Company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with this Indenture (including as described in Sections 13.03 above) and pursuant to which such Subsidiary Guarantor ceases to be a Restricted Subsidiary, such Subsidiary Guarantor shall be automatically and unconditionally released from all obligations under its Subsidiary Guarantee.

     (b) Each Subsidiary Guarantor that is Designated an Unrestricted Subsidiary in compliance with Section 10.20 shall, upon such Designation, be automatically and unconditionally released from all obligations under its Subsidiary Guarantee.

     (c) Each Restricted Subsidiary that becomes a Subsidiary Guarantor in accordance with the second paragraph of Section 10.22 due to its Guarantee of, or in any other manner becoming liable with respect to, any Indebtedness of any person, shall be automatically released from all obligations under its Subsidiary Guarantee upon the unconditional release of such Restricted Subsidiary from its obligations in respect of the Indebtedness which gave rise to the requirement that its Subsidiary Guarantee be given; provided, that at the time of such release such Restricted Subsidiary (i) does not have any Guarantees, other than its Subsidiary Guarantee, outstanding and (ii) is not a Material Restricted Subsidiary.

     (d) Upon the release of a Subsidiary Guarantor from its Subsidiary Guarantee pursuant to paragraph (a), (b) or (c) above, the Company and each Subsidiary Guarantor shall each furnish to the Trustee an Officers' Certificate stating that all conditions precedent for the automatic release of such Subsidiary Guarantor from its Subsidiary Guarantee have been satisfied, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied. On the basis of such Officers' Certificates and Opinions of Counsel, the Trustee shall deliver an appropriate instrument evidencing such release. Any Subsidiary Guarantor not so released shall remain liable for all of the Guaranteed Obligations as provided in this Article Thirteen.

     Section 13.05. SUCCESSOR AND ASSIGNS. This Article Thirteen shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     Section 13.06. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Thirteen shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Thirteen at law, in equity, by statute or otherwise.

     Section 13.07. MODIFICATION. No modification, amendment or waiver of any provision of this Article Thirteen, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     Section 13.08. SEVERABILITY. In case any provision of this Article Thirteen shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                           WAM!NET INC, as Issuer


                                           By: /s/ Edward J. Driscoll III
                                              ----------------------------
                                           Name: Edward J. Driscoll III
                                           Title: President and CEO



                                           FIRST TRUST NATIONAL ASSOCIATION,
                                           as Trustee


                                           By: /s/ Kathe Barrett
                                              ----------------------------
                                           Name:  Kathe Barrett
                                           Title: Trust Officer

                                                                     EXHIBIT A-1


                                 [FORM OF NOTE]

                                 [FACE OF NOTE]

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE

                                      A-1-1

FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


This Note is issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code of 1986, as amended. For each $1,000 principal face amount of this Note, the issue price is $539.37 and the amount of original issue discount is $460.63. The issue date of this Note is March 5, 1998 and the yield to maturity is 14.59%.



                                      A-1-2

                                  WAM!NET INC.

                      ------------------------------------


                                   GLOBAL NOTE

                13 1/4% SENIOR DISCOUNT NOTES DUE 2005, SERIES A

CUSIP No. 933590 AA 9                                              $ ___________

REGISTERED No.


     WAM!NET INC., a corporation incorporated under the laws of the State of Minnesota (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of __________ Dollars ($__________) on March 1, 2005, at the office or agency of the Company referred to below, and to pay interest thereon on March 1 and September 1 (each an "Interest Payment Date"), of each year, commencing on September 1, 2002, accruing from March 1, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13 1/4% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the February 15 or August 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register.


                                      A-1-3

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March 5, 1998                         WAM!NET INC.


                                             By:
                                                --------------------------
                                                Name:
                                                Title:

                                             By:
                                                --------------------------
                                                Name:
                                                Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the 13 1/4% Senior Discount Notes due 2005, Series A, referred to in the within-mentioned Indenture.


                                             FIRST TRUST NATIONAL ASSOCIATION,
                                             as Trustee


                                             By:
                                                --------------------------
                                                Authorized Signatory


                                      A-1-4

                                [REVERSE OF NOTE]

     ARTICLE  Indenture; Guaranties. This Note is one of a duly authorized
             ---------  ----------
issue of Notes of the Company designated as its 13 1/4% Senior Discount Notes due 2005, Series A (herein called the "Initial Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal face amount to $208,530,000, which may be issued under an indenture (herein called the "Indenture") dated as of March 5, 1998, by and between the Company and First Trust National Association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes (including the Exchange Notes referred to below), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same may be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Indenture and the Notes, the Subsidiary Guarantors, if any, have unconditionally guaranteed the obligations of the Company under the Indenture and the Notes on a senior basis pursuant to the terms of the Indenture. Pursuant to the Indenture, a Subsidiary Guarantor may be released from its obligations under its Subsidiary Guarantee under certain circumstances.

     ARTICLE  Units. This Note has initially been issued as part of a unit
             -----
("Unit"), each Unit consisting of $1,000 principal face amount of Notes and three Warrants, each Warrant entitling the holder to purchase 2.01 shares of the Company's Common Stock, subject to certain adjustments. The Warrants have been issued pursuant to a Warrant Agreement dated as of March 5, 1998 (as amended from time to time, the "Warrant Agreement"), between the Company and First Trust National

                                      A-1-5

Association, as warrant agent. Pursuant to the Indenture and the Warrant Agreement, the Warrants and the Notes will not be separately transferable until the "Separability Date," which means the earliest to occur of: (i) September 1, 1998, (ii) the occurrence of an Exercise Event (as defined in the Warrant Agreement), (iii) the occurrence of an Event of Default, (iv) the date on which a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a registered exchange offer for the Notes or covering the sale by holders of the Notes is declared effective under the Securities Act, (v) immediately prior to any redemption of Notes by the Company from the net proceeds of an Initial Public Equity Offering, (vi) immediately prior to the occurrence of a Warrant Change of Control (as defined in the Warrant Agreement) or (v) such earlier date as determined by Merrill Lynch & Co. in its sole discretion.

     ARTICLE    Registration Rights. The Holder of this Note is entitled to the
                -------------------
benefits of a Registration Rights Agreement, dated March 5, 1998, between the Company and the Initial Purchasers (as amended from time to time, the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company is obligated to consummate an exchange offer pursuant to which the Holders of Initial Notes shall have the right to exchange the Initial Notes for 13 1/4% Senior Discount Notes due 2005, Series B, of the Company (herein called the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Initial Notes (other than as set forth in this paragraph and paragraph 2 above). The Holders of Initial Notes shall be entitled to receive, as liquidated damages, certain cash interest payments in the event such exchange offer is not consummated within a specified period and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement and the Indenture.

     ARTICLE    Redemption. The Notes will be redeemable, at the option of the
                ----------
Company, in whole or in part, on or after March 1, 2002 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of each of the years indicated below:


                           YEAR                  PERCENTAGE
                           ----                   ----------
              2002............................... 106.6250%
              2003............................... 103.3125%
              2004............................... 100.0000%


     In addition, at any time on or prior to March 1, 2001, the Company may, other than in any circumstances resulting in a Change of Control, redeem, at its option, up to a maximum of 25% of the originally-issued aggregate principal face amount of Notes at a redemption price equal to 113.25% of the Accreted Value of the Notes so redeemed, with the net cash proceeds of an Initial Public Equity Offering resulting in gross cash proceeds to the Issuer of at least $35 million in the aggregate; provided that not less than 75% of the originally-issued aggregate principal face amount of Notes is outstanding immediately following such redemption. Any such redemption must be effected upon not less than

                                      A-1-6

30 nor more than 60 days' notice given within 30 days after the consummation of such Initial Public Equity Offering.

     ARTICLE    Offers To Purchase. Sections 10.10 and 10.15 of the Indenture
                ------------------
provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes at the purchase prices and in accordance with the procedures set forth in the Indenture.

     ARTICLE    Defaults And Remedies. If an Event of Default occurs and is
                ---------------------
continuing, the Default Amount of all outstanding Notes may be declared due and payable in the manner and with the effect provided in this Indenture.

     ARTICLE DEFEASANCE. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     ARTICLE    Amendments And Waivers. The Indenture permits, with certain
                ----------------------
exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal face amount of the Notes at the time Outstanding. This Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal face amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     ARTICLE    Denominations, Transfer And Exchange. The Notes are issuable
                ------------------------------------
only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of


                                      A-1-7
authorized denominations and for the same aggregate principal face amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     ARTICLE    Persons Deemed Owners. Prior to and at the time of due
                ---------------------
presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     ARTICLE    GOVERNING LAW. THE INDENTURE, THIS NOTE AND EACH SUBSIDIARY
                -------------
GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: WAM!NET Inc., 6100 West 110th Street, Minneapolis, Minnesota 55438; Attention: Secretary.

                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Print or type assignee's name and address (including zip code) and social security or tax ID number)

and irrevocably appoint
                       ---------------------------------------------------------

--------------------------------------------------------------------------------

                                     A-1-8
agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Note (or any Predecessor Note) or the last date on which the Company or any Affiliate of the Company was the owner of this Note (or any Predecessor
Note), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:



                                      A-1-9

                                   [CHECK ONE]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       OR

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents, including (i) a transferee certificate substantially in the form of Exhibit D to the Indenture in the case of a transfer to non-QIB Accredited Investors or (ii) a transferor certificate substantially in the form of Exhibit E to the Indenture in the case of a transfer pursuant to Regulation S, are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 3.16 and 3.17 of the Indenture shall have been satisfied.

--------------------------------------------------------------------------------



Date:                            Your signature:
     -----------------                          --------------------------------
                                                (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)


                                             By:
                                                --------------------------------
                                                NOTICE: To be executed by an
                                                executive officer
Signature Guarantee:
                    -------------------------


                                     A-1-10

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:                                Name of
      -----------                     Purchaser:
                                                -------------------------------
                                                NOTICE: To be executed by an
                                                executive officer



                                     A-1-11

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to Section
10.10 or 10.15 of this Indenture, check the appropriate box:

       Section 10.10 [ ]                         Section 10.15 [ ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.10 or 10.15 of this Indenture, state the Accreted Value (or percentage of principal amount at maturity):

                             $______________ or ___%


Date:                            Your signature:
     --------------                             --------------------------------
                                                (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)

                                             By:
                                                --------------------------------
                                                NOTICE: To be executed by an
                                                executive officer
Signature Guarantee:
                    -------------------------

                                                                     EXHIBIT A-2



This Note is issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code of 1986, as amended. For each $1,000 principal face amount of this Note, the issue price is $539.37 and the amount of original issue discount is $460.63. The issue date of this Note is March 5, 1998 and the yield to maturity is 14.59%.

                                  WAM!NET INC.

                      ------------------------------------


                                   GLOBAL NOTE

                13 1/4% SENIOR DISCOUNT NOTES DUE 2005, SERIES B

CUSIP No.                                                      $

REGISTERED No.


     WAM!NET INC., a corporation incorporated under the laws of the State of Minnesota (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ , or registered assigns, the principal sum of __________________________($_____________ ) on March 1, 2005,
at the office or agency of the Company referred to below, and to pay interest thereon on March 1 and September 1 (each an "Interest Payment Date"), of each year, commencing on September 1, 2002, accruing from March 1, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13 1/4% per annum, until the principal hereof is paid or duLY provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the February 15 or August 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not

                                      A-2-1
inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                     WAM!NET INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the 13 1/4% Senior Discount Notes due 2005, Series B, referred to in the within-mentioned Indenture.

                                           FIRST TRUST NATIONAL ASSOCIATION,
                                           as Trustee


                                           By:
                                              ---------------------------------
                                              Authorized Signatory


                                      A-2-2

                                [REVERSE OF NOTE]

     1. Indenture; Guaranties. This Note is one of a duly authorized issue of
        ---------------------
Notes of the Company designated as its 13 1/4% Senior Discount Notes due 2005, Series B (herein called the "Unrestricted Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal face amount to $208,530,000, which may be issued under an indenture (herein called the "Indenture") dated as of March 5, 1998, by and between the Company and First Trust National Association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes (including the Exchange Notes), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same may be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Indenture and the Notes, the Subsidiary Guarantors, if any, have unconditionally guaranteed the obligations of the Company under the Indenture and the Notes on a senior basis pursuant to the terms of the Indenture. Pursuant to the Indenture, a Subsidiary Guarantor may be released from its obligations under its Subsidiary Guarantee under certain circumstances.


     2. Redemption. The Notes will be redeemable, at the option of the Company,
        ----------
in whole or in part, on or after March 1, 2002 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and

                                      A-2-3
unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of each of the years indicated below:

                             YEAR                      PERCENTAGE
                             ----                      ----------
              2002..................................... 106.6250%
              2003..................................... 103.3125%
              2004..................................... 100.0000%


     In addition, at any time on or prior to March 1, 2001, the Company may, other than in any circumstances resulting in a Change of Control, redeem, at its option, up to a maximum of 25% of the originally-issued aggregate principal face amount of Notes at a redemption price equal to 113.25% of the Accreted Value of the Notes so redeemed, with the net cash proceeds of an Initial Public Equity Offering resulting in gross cash proceeds to the Issuer of at least $35 million in the aggregate; provided that not less than 75% of the originally-issued aggregate principal face amount of Notes is outstanding immediately following such redemption. Any such redemption must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after the consummation of such Initial Public Equity Offering.

     3. Offers To Purchase. Sections 10.10 and 10.15 of the Indenture provide
        ------------------
that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes at the purchase prices and in accordance with the procedures set forth in the Indenture.

     4. Defaults And Remedies. If an Event of Default occurs and is continuing,
        ---------------------
the Default Amount of all outstanding Notes may be declared due and payable in the manner and with the effect provided in this Indenture.

     5. Defeasance. The Indenture contains provisions (which provisions apply to
        ----------
this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     6. Amendments And Waivers. The Indenture permits, with certain exceptions
        ----------------------
as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal face amount of the Notes at the time Outstanding. This Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal face amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder


                                      A-2-4
and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     7. Denominations, Transfer And Exchange. The Notes are issuable only in
        ------------------------------------
registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal face amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     8. Persons Deemed Owners. Prior to and at the time of due presentment of
        ---------------------
this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     9. GOVERNING LAW. THE INDENTURE, THIS NOTE AND EACH SUBSIDIARY GUARANTEE
        -------------
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: WAM!NET Inc., 6100 West 110th Street, Minneapolis, Minnesota 55438; Attention: Secretary.


                                      A-2-5

                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name and address (including zip code) and social security or tax ID number)

and irrevocably appoint
                       ---------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.



                                      A-2-6

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to Section
10.10 or 10.15 of this Indenture, check the appropriate box:

         Section 10.10 [   ]                   Section 10.15 [   ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.10 or 10.15 of this Indenture, state the Accreted Value (or percentage of principal amount at maturity):

                          $____________________ or ___%


Date:                               Your signature:
     ----------------------                        -----------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

                                                By:
                                                   -----------------------------
                                                   NOTICE: To be executed by an
                                                   executive officer
Signature Guarantee:
                    -------------------


                                      A-2-7

                                                                       EXHIBIT B

                            FORM OF NOTATION ON NOTES
                        RELATING TO SUBSIDIARY GUARANTEES

     The undersigned Subsidiary Guarantor(s) (as defined in the Indenture), jointly and severally, have unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest on the Notes, and all other amounts due and payable under the Indenture and the Notes, whether at maturity, acceleration, redemption, repurchase or otherwise, including, without limitation, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful.

     The obligation of each Subsidiary Guarantor pursuant to its Subsidiary Guarantee is subject to the terms and limitations set forth in Article Thirteen of the Indenture, and reference is made thereto for the precise terms of each Subsidiary Guarantee.

                                           SUBSIDIARY GUARANTORS:

                                           [Insert name of Subsidiary Guarantor]


                                           By:
                                              -------------------------------
                                              Name:
                                              Title:


                                           [Insert name of Subsidiary Guarantor]


                                           By:
                                              -------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT C


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES


     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D



                            Form of Certificate To Be
                          Delivered in Connection with
            Transfers to Institutional (non-QIB) Accredited Investors



                                                                ----------, ----


First Trust National Association
180 East 5th Street
St. Paul, MN 55101

Attention:  Corporate Trust Department

         Re:      WAM!NET Inc.(the "Company")
                  Indenture (the "Indenture") relating to
                  __% SENIOR DISCOUNT NOTES DUE 2005


Ladies and Gentlemen:

     In connection with our proposed purchase of __% Senior Discount Notes due 2005 (the "Notes") of the Company we confirm that:

          1. We have received such information as we deem necessary in order to make our investment decision.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only
     (A) to the Company, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We understand that, on any proposed resale of Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinion and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.


          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,

                                               [Name of Proposed Transferee]


                                            By:
                                               --------------------------------
                                               [Authorized Signature]

                                                                       EXHIBIT E


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            PURSUANT TO REGULATION S

                                                            _____________, _____

First Trust National Association
180 East 5th Street
St. Paul, MN 55101

Attention:  Corporate Trust Department

                  Re:      WAM!NET Inc. (the "Company")
                           _____% Senior Discount Notes due 2005


Ladies and Gentlemen:

     In connection with our proposed sale of __% Senior Discount Notes due 2005 (the "Notes") of the Company, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes;

          (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Notes may be offered and sold during the restricted period specified in Rule 903(c)(3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and

          (7) if the sale is made during a restricted period and the provisions of Rule 903(c)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                               Very truly yours,

                                               [Name of Transferor]

                                            By:
                                               ---------------------------
                                               Authorized Signature

                                                                       EXHIBIT F


                         FORM OF SUPPLEMENTAL INDENTURE


     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _____________, ____ among [Insert name of new Subsidiary Guarantor] (the "New Subsidiary Guarantor"), a subsidiary of WAM!NET, INC. (or its successor), a Minnesota corporation (the "Company"), [Insert name of each existing Subsidiary Guarantor at the time of execution of this Supplemental Indenture] (the "Existing Subsidiary Guarantors"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking corporation, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of March __, 1998, providing for the issuance of an aggregate principal face amount of $_____________ of the Company's __% Senior Discount Notes due 2005 (the "Notes");

     WHEREAS Section 10.22 of the Indenture provides that under certain circumstances the Company is required to cause Material Restricted Subsidiaries and certain other Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries unconditionally guarantee all of the Company's Indenture Obligations pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein and in the Indenture;

     [WHEREAS the Existing Subsidiary Guarantors, in accordance with Section
10.22 of the Indenture, have previously executed and delivered to the Trustee supplemental indentures pursuant to which such Subsidiaries have unconditionally guaranteed all of the Company's Indenture Obligations pursuant to a Subsidiary Guaranty on the terms and conditions set forth therein and in Article Thirteen of the Indenture;]

     WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee, the Company [and the Existing Subsidiary Guarantors] are authorized to execute and deliver this Supplemental Indenture; and

     WHEREAS the New Subsidiary Guarantor is executing and delivering to the Trustee this Supplemental Indenture pursuant to Section 10.22 of the Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. RULES OF CONSTRUCTION. For all purposes of this Supplemental Indenture and the Indenture as supplemented hereby, except as otherwise herein expressly provided or unless the context otherwise requires: (i) words in the singular include the plural, and in the plural include the singular; and (ii) the words "herein" and "hereof" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and, unless the context otherwise requires, not to any particular Article, Section or other subdivision.

     3. SUPPLEMENTAL INDENTURE INCORPORATED INTO INDENTURE. This Supplemental Indenture is executed by the Company, [the Existing Subsidiary Guarantors,] the New Subsidiary Guarantor and the Trustee pursuant to the provisions of Section
10.22 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes of the Notes. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed

     4. AGREEMENT TO GUARANTEE. The New Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with the Existing Subsidiary Guarantors, to each Holder and to the Trustee, the full and punctual payment of principal of, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, and all other obligations of the Company under the Indenture and the Notes, on the terms and subject to the conditions set forth in Article Thirteen of the Indenture. From and after the date hereof, the New Subsidiary Guarantor shall be a Subsidiary Guarantor for all purposes under the Indenture and the Notes.

     5. RELEASE UNDER CERTAIN CIRCUMSTANCES. The New Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee under the circumstances set forth in Section 13.04 of the Indenture.

     6. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     7. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be responsible for any statement herein contained..

     8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.



                                           [Name of New Subsidiary Guarantor]


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                           WAM!NET, INC.


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                           [Name of Existing Subsidiary
                                           Guarantors]


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:



                                           FIRST TRUST NATIONAL ASSOCIATION,
                                           as Trustee

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE

                                      TO

          INDENTURE, DATED AS OF MARCH 5, 1998, BETWEEN WAM!NET INC.

                     AND FIRST TRUST NATIONAL ASSOCIATION

                            PERMITTED INDEBTEDNESS


1. Indebtedness incurred pursuant to the Company's 8% Convertible Subordinated Debentures due December 31, 1999, of which $75,000 aggregate principal amount is currently outstanding.

2. Indebtedness incurred pursuant to the Company's 7% Subordinated Note due December 31, 2003 in favor of WorldCom Inc. in the aggregate principal amount of $28,500,000, of which $20,363,250 aggregate principal amount is currently outstanding.

3. Indebtedness incurred pursuant to the Company's 10% Convertible Subordinated Note due September 30, 1999 in favor of WorldCom Inc. in the aggregate principal amount of $5,000,000.

4. Indebtedness incurred pursuant to the Company's $25,000,000 revolving credit facility with The First National Bank of Chicago, under which $24,003,313.00 aggregate principal amount is currently outstanding.

5. An equipment leasing arrangement dated as of May 1, 1996 in the aggregate amount of $245,396.60 entered into pursuant to the Master Lease Agreement, dated as of March 12, 1996, between the Company and Leasing Technologies International, Inc.

6. An installment note dated as of September 30, 1997 in the aggregate principal amount of $1,613,030.17 and an installment note dated as of October 22, 1997 in the aggregate principal amount of $3,393,679.96, each issued pursuant to the Master Loan and Security Agreement, dated as of September 5, 1997, between the Company and FINOVA Technology Finance Inc., relating to the purchase of certain equipment.

7. An installment note dated as of December 15, 1997 in the aggregate principal amount of $1,652,417.94, an installment note dated as of December 30, 1997 in the aggregate principal amount of $1,498,794.63, an installment note dated as of January 30, 1998 in the aggregate principal amount of $1,428,703.33 and an installment note dated as of February 13, 1998 in the aggregate principal amount of $369,517.21, each issued pursuant to the Master Loan and Security Agreement, dated as of November 26, 1997, between the Company and Transamerica Business Credit Corporation, relating to the purchase by the Company of certain equipment.

8. An installment note bearing monthly payments of $46,667, due December 1998 and an installment note bearing monthly payments of $82,690, due April 1999, each in favor of Leasetec Corporation ("Leasetec") and each issued pursuant to the Master Finance Agreement, dated as of September 24, 1997, between the Company and Informix Credit Company, as amended and assigned to Leasetec, relating to the licensing of certain proprietary software by the Company.

9. Pursuant to a letter dated as of February 11, 1998 from the Company to WorldCom, WorldCom has agreed to subordinate certain of its indebtedness of the Company.

10. Any other Permitted Indebtedness referenced in the Offering Memorandum, dated February 26, 1998, of the Company.

                                SCHEDULE 10.14

                                      TO

          INDENTURE, DATED AS OF MARCH 5, 1998, BETWEEN WAM!NET INC.

                     AND FIRST TRUST NATIONAL ASSOCIATION

                            AFFILIATE TRANSACTIONS


1. The Company has issued its 10% Convertible Subordinated Note due September 30, 1999 in favor of WorldCom Inc. ("WorldCom") in the aggregate principal amount of $5,000,000.

2. On November 14, 1996, the Company and WorldCom executed the Preferred Stock, Subordinated Note and Warrant Purchase Agreement (the "WorldCom Agreement"), pursuant to which, among other things:

     (i) the Company issued 100,000 shares of its Class A Preferred Stock, par value $10.00 per share, to WorldCom and granted WorldCom the right to elect a majority of the Board of Directors of the Company;

     (ii) the Company has issued its 7% Subordinated Note due December 31, 2003 in favor of WorldCom in the aggregate principal amount of $28,500,000, of which $[20,363,250] aggregate principal amount is currently outstanding;

     (iii) the Company has issued to WorldCom warrants to purchase, on or before to December 31, 2000, up to 20,787,500 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at an initial exercise price of $0.092 per share; and

     (iv) the Company and WorldCom entered into certain arrangements with respect to the tender and/or put by WorldCom of its Common Stock and WorldCom granted a certain limited proxy in connection therewith.

3. In connection with a guarantee agreement, dated as of September 26, 1997, between the Company and WorldCom, the Company issued to WorldCom warrants to purchase up to 22,601,005 shares of Common Stock.

4. WorldCom has guaranteed the performance of the Company's obligations under a Service Provision Agreement, dated as of July 18, 1997, between the Company and Time Inc.

5. Pursuant to a letter dated as of February 11, 1998 from the Company to WorldCom, WorldCom has agreed to subordinate certain of its indebtedness of the Company.

6. Pursuant to a letter dated as of February 25, 1998 from the Company to WorldCom, WorldCom has agreed to waive certain of its registration rights.

7. Any other Affiliated Transactions referenced in the Offering Memorandum, dated February 26, 1998, of the Company.

                                      -4-